                        CREDIT AND GUARANTEE AGREEMENT,


                         DATED AS OF FEBRUARY 26, 1998,


                                  BY AND AMONG


                            SFX ENTERTAINMENT, INC.,


                    THE SUBSIDIARY GUARANTORS PARTY HERETO,


                           THE LENDERS PARTY HERETO,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.
                                      AND
                         LEHMAN COMMERCIAL PAPER INC.,
                          AS CO-DOCUMENTATION AGENTS,


                                      AND


                 THE BANK OF NEW YORK, AS ADMINISTRATIVE AGENT





                           BNY CAPITAL MARKETS, INC.,
                               AS LEAD ARRANGER,

                                      AND

                       GOLDMAN SACHS CREDIT PARTNERS L.P.
                                      AND
                         LEHMAN COMMERCIAL PAPER INC.,
                                AS CO-ARRANGERS

         CREDIT AND GUARANTEE AGREEMENT, dated as of February 26, 1998, by and among SFX ENTERTAINMENT, INC., a Delaware corporation (the "BORROWER"), the Subsidiary Guarantors (as defined below), the several banks and other parties from time to time parties hereto (the "LENDERS"), GOLDMAN SACHS CREDIT PARTNERS L.P. and LEHMAN COMMERCIAL PAPER INC., as co-documentation agents (in such capacity, the "CO-DOCUMENTATION AGENTS"), and THE BANK OF NEW YORK ("BNY"), as administrative agent for each of the other Credit Parties hereto (in such capacity, the "ADMINISTRATIVE AGENT").


ARTICLE 1.        DEFINITIONS AND RULES OF INTERPRETATION

         1.1      DEFINITIONS

                  As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

                  "ABR ADVANCES" means the Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

                  "ACCOUNTANTS" means Ernst & Young LLP (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Administrative Agent.

                  "ACQUISITION" has the  meaning set forth in Section 8.5.

                  "ACQUISITION CONSIDERATION" has the meaning set forth in
Section 8.5.

                  "ADJUSTED NET CASH PROCEEDS" means, with respect to any Disposition as of any date of determination, the amount equal to the difference between (i) the Net Cash Proceeds from such Disposition, and (ii) the Reinvested Proceeds in connection with such Disposition.

                  "ADJUSTED OPERATING CASH FLOW" means, for any period, Operating Cash Flow in respect of such period, provided, however, that, for purposes of this definition only, Operating Cash Flow shall be computed, on a consistent basis, to reflect each of the following during such period as if they had occurred at the beginning of such period: Material Venue Terminations, and acquisitions and dispositions made by the Borrower and the Restricted Subsidiaries. "MATERIAL VENUE TERMINATION" means the expiration or other termination of any Material Venue leasehold (including any holding by a court of competent jurisdiction or arbitrator that neither the Borrower nor any Restricted Subsidiary has a valid leasehold interest in any Material Venue), except to the extent that, in the determination of Required Lenders, such Material Venue has been replaced by a substantially similar Venue.

                  "ADVANCE" means an ABR Advance or a Eurodollar Advance.

                  "AFFILIATE" means as to any Person (i) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (ii) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, ten percent (10%) or more on a consolidated basis of the equity or beneficial interest of such Person, (iii) any other Person which at the time owns, or has the right to acquire, directly or indirectly, ten percent (10%) or more of any class of the capital stock or beneficial interest of such Person, (iv) any executive officer, director or trustee of such Person, and (v) when used with respect to an individual, a spouse, any ancestor or descendant, or any other relative (by blood, adoption or marriage), within the third degree of such individual.

                  "AGGREGATE REVOLVING COMMITMENT" means, at any time, the sum at such time of the Revolving Commitments of all Lenders.

                  "AGGREGATE REVOLVING COMMITMENT PERCENTAGE" means, on any date of determination, the percentage equal to a fraction (i) the numerator of which is the higher of (1) the Aggregate Revolving Exposure or (2) the Aggregate Revolving Commitment, in either case outstanding on such date, and
(ii) the denominator of which is the sum of (1) the amount determined under clause (i) of this definition on such date, plus (2) the aggregate unpaid principal balance of the Term Loans on such date.

                  "AGGREGATE REVOLVING EXPOSURE" means, at any time, the aggregate sum at such time of the Revolving Exposures of all Lenders.

                  "AGGREGATE TERM LOAN PERCENTAGE" means, on any date of determination, the percentage equal to 100% minus the Aggregate Revolving Commitment Percentage.

                  "AGREEMENT" means this Credit and Guarantee Agreement.

                  "ALTERNATE BASE RATE" means on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Effective Rate in effect on such date plus 1/2 of 1% or (ii) the Prime Rate in effect on such date.

                  "APPLICABLE MARGIN" means, at all times during which the applicable period set forth below is in effect: (i) with respect to Revolving Loans consisting of ABR Advances, the percentage set forth below under the heading "Revolving Loan ABR Margin" and adjacent to such applicable period,
(ii) with respect to Revolving Loans consisting of Eurodollar Advances and Letter of Credit Fees, the percentage set forth below under the heading "Revolving Loan Eurodollar and LC Margin" and adjacent to such applicable period, (iii) with respect to Term Loans consisting of ABR Advances, the percentage set forth below under the heading "Term Loan ABR Margin" and adjacent to such applicable period, and (iv) with respect to Term Loans consisting of Eurodollar Advances, the percentage set forth below under the heading "Term Loan Eurodollar Margin" and adjacent to such applicable period:



                                     - 3 -

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
                                                       Revolving
                                     Revolving         Loan               Term              Term
                                     Loan              Eurodollar         Loan              Loan
                                     ABR               and LC             ABR               Eurodollar
Period                               Margin            Margin             Margin            Margin
------                               ---------         ----------         ------            ----------
when the Total
Leverage Ratio
is equal to or greater
than 6.50:1.00                       1.250%             2.375%            1.250%            2.375%

when the Total
Leverage Ratio
is equal to or greater
than 6.00:1.00 but
less than 6.50:1.00                  1.125%             2.250%            1.250%            2.375%

when the Total
Leverage Ratio
is equal to or greater
than 5.50:1.00 but
less than 6.00:1.00                  0.875%             2.000%            1.000%            2.125%

when the Total
Leverage Ratio
is equal to or greater
than 5.00:1.00 but
less than 5.50:1.00                  0.625%             1.750%            0.875%            2.000%

when the Total
Leverage Ratio
is equal to or greater
than 4.50:1.00 but
less than 5.00:1.00                  0.375%             1.500%            0.875%            2.000%

when the Total
Leverage Ratio
is equal to or greater
than 4.00:1.00 but
less than 4.50:1.00                  0.125%             1.250%            0.750%            1.875%

when the Total
Leverage Ratio
is equal to or greater



                                     - 4 -




than 3.50:1.00 but
less than 4.00:1.00                  0.000%             1.000%            0.750%            1.875%

when the Total
Leverage Ratio
is less than 3.50:1.00               0.000%             0.750%            0.750%            1.875%

         During the period commencing on the Effective Date and ending on the date of delivery to the Administrative Agent of a Compliance Certificate for the fiscal quarter ending September 30, 1998 pursuant to Section 7.1(c), the Total Leverage Ratio for purposes of determining the Applicable Margin shall be deemed to be greater than 6.50:1.00. Thereafter, changes in the Applicable Margin resulting from a change in the Total Leverage Ratio shall be based upon the Compliance Certificate most recently delivered pursuant to Section 7.1(c) or 8.5(a) and shall become effective on the date such Compliance Certificate is delivered to the Administrative Agent and the Lenders. Notwithstanding anything to the contrary contained in this definition, if the Borrower shall fail to deliver to the Administrative Agent a Compliance Certificate on or prior to any date required hereby, for purposes of calculating the Applicable Margin, the Total Leverage Ratio from and including such date to the date of delivery to the Administrative Agent of such Compliance Certificate shall be deemed to be greater than 6.50:1.00.

                  "APPLICABLE PROCEEDS" means any and all proceeds of casualty insurance or condemnation held by the Administrative Agent pursuant to the Loan Documents in connection with a casualty or condemnation event for which the conditions for use thereof by the Borrower or any Subsidiary, as set forth in the Loan Documents, shall not have been satisfied.

                  "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means an assignment and acceptance agreement substantially in the form of Exhibit F.

                  "AVAILABLE DEBT AMOUNT" means, at any time, an amount equal to (a) $10,000,000, minus (b) the sum of, without duplication, the following:
(1) the unpaid principal balance of all Indebtedness incurred pursuant to
Section 8.1(g), and (2) the fair market value of all property securing any Lien under Section 8.2(c).

                  "AVAILABLE INVESTMENT AMOUNT" means, at any time, an amount equal to the lesser of (I) $5,000,000 and (II)(a) $5,000,000, minus (b) the sum of, without duplication, the following: (1) the fair market value of all consideration paid by the Borrower and the Restricted Subsidiaries in connection with each merger under Section 8.3(b)(iii), (2) the fair market value of all consideration paid by the Borrower and the Restricted Subsidiaries in connection with each investment under Section 8.4(f), and (3) the amount owing to the Borrower and the Restricted Subsidiaries pursuant to any tax sharing agreement referred to in Section 8.17(a), plus (c) the aggregate amount of all cash consideration received by the Borrower and the Restricted Subsidiaries in connection with the sale or other disposition of any investment made under Section 8.4(f).

                  "BGP STOCK OPTIONS" means options to purchase certain capital stock of the Borrower to be issued in connection with the acquisition of BG Presents, Inc. by the Borrower.

                  "BOARD" means the Board of Governors of the Federal Reserve System of the United States.

                  "BORROWER OBLIGATIONS" means, collectively, (i) all of the obligations and liabilities of the Borrower under the Loan Documents, and (ii) all of the obligations and liabilities of the Borrower under each Secured Hedging Agreement, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired, and whether before or after the occurrence of any Event of Default under Section 9.1(h) or (i) and including any obligation or liability in respect of any breach of any representation or warranty and all post-petition interest and funding losses, whether or not allowed as a claim in any proceeding arising in connection with such an event.

                  "BORROWING DATE" means any Business Day on which (i) the Lenders make Loans or (ii) the Issuer issues a Letter of Credit.

                  "BROADCASTING" means SFX Broadcasting, Inc., a Delaware corporation.

                  "BROADCASTING MERGER AGREEMENT" means the Agreement and Plan of Merger, dated August 24, 1997, among Broadcasting, SBI Holdings Corporation and SBI Radio Acquisition Corporation.

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City are authorized or required by law or other governmental action to be closed, provided that when used in connection with a Eurodollar Advance, the term shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP during such period for fixed or capital assets (excluding any capitalized interest and any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations and excluding any replacement assets acquired with the proceeds of insurance).

                  "CAPITAL LEASE OBLIGATIONS" means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, (a) which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, or (b) which lease does not qualify as a Tax Operating Lease. For purposes of this definition, "TAX OPERATING LEASE" means any "synthetic lease", and any other lease (i) that is treated as a lease for purposes of the Code, and
(ii) the lessor under which is treated as the owner of the assets subject to the lease for purposes of the Code.

                  "CAPITAL STOCK" means, as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

                  "CASH COLLATERAL ACCOUNT" has the meaning set forth in
Section 2.8.

                  "CASH EQUIVALENTS" means Dollar denominated investments in a. securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in full support thereof) having maturities of not more than one year from the date of acquisition, b. time deposits, certificates of deposit and bankers acceptances maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank having a combined capital surplus and undivided profits of not less than $100,000,000 and whose (or whose parent company's) unsecured non-credit supported short-term debt rating at the time of such acquisition is the highest credit rating obtainable from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto ("S&P") and Moody's Investors Service, Inc. or any successor thereto ("MOODY'S") or, if rated by only one such rating agency, the highest credit rating obtainable from such rating agency, c. commercial paper maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's, d. marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, e. normal business banking accounts, and f. investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

                  "CHANGE IN LAW" means (i) the adoption of any law, rule or regulation after the Effective Date, (ii) the issuance or promulgation after the Effective Date of any directive, guideline or request from any Governmental Authority (whether or not having the force of law), or (iii) any change after the Effective Date in the interpretation of any existing law, rule, regulation, directive, guideline or request by any Governmental Authority chargedwith the administration thereof.

                  "CHANGE OF CONTROL" means the occurrence of any of the following: (i) at any time prior to the Spin-Off, the failure of Broadcasting to own or control 100% of the Capital Stock of the Borrower (other than (a) with respect to options held by any officer or director of the Borrower, and
(b) in connection with the issuance of the Contemporary Redeemable Stock and BGP Stock Options), (ii) a "change of control", as such term is defined in the Subordinated Indenture, (iii) the failure of Robert F.X. Sillerman ("SILLERMAN"), any Affiliate of Sillerman or, together with any executor, heir or successor appointed to take control of Sillerman's affairs in the event of his death, disability or incapacity, to own directly or indirectly, in the aggregate, of record and beneficially, more than 35% of the voting power of all issued and outstanding Capital Stock of the Borrower; (iv) if within 90 days after the date Sillerman ceases to be employed by the Borrower in his present capacity, a replacement for Sillerman reasonably satisfactory to the Required Lenders has not been appointed; or (v) any Person (other than as provided in clauses (i) and (iii) above) shall own, beneficially, in excess of 10% of the voting power of all issued and outstanding Capital Stock of the Borrower.

                  "CODE" means the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

                  "COLLATERAL" means any and all "Collateral", as defined in any Security Document.

                  "COMMITMENT FEE PERCENTAGE" means, at all times during which the applicable period set forth below is in effect, the percentage set forth below under the heading "Commitment Fee Percentage" and adjacent to such applicable period:

                                                       Commitment Fee
Period                                                 Percentage
------                                                 --------------
when the Total
Leverage Ratio
is equal to or greater
than 4.00:1.00                                         0.500%

when the Total
Leverage Ratio
is less than 4.00:1.00                                 0.375%

         During the period commencing on the Effective Date and ending on the date of delivery to the Administrative Agent of a Compliance Certificate for the fiscal quarter ending September 30, 1998 pursuant to Section 7.1(c), the Total Leverage Ratio for purposes of determining the Commitment Fee Percentage shall be deemed to be greater than 4.00:1.00. Thereafter, changes in the Commitment Fee Percentage resulting from a change in the Total Leverage Ratio shall be based upon the Compliance Certificate most recently delivered pursuant to Section 7.1(c) or 8.5(a) and shall become effective on the date such Compliance Certificate is delivered to the Administrative Agent and the Lenders. Notwithstanding anything to the contrary contained in this definition, if the Borrower shall fail to deliver to the Administrative Agent a Compliance Certificate on or prior to any date required hereby, for purposes of calculating the Commitment Fee Percentage, the Total Leverage Ratio from and including such date to the date of delivery to the Administrative Agent of such Compliance Certificate shall be deemed to be greater than 4.00:1.00.

                  "COMMITMENTS" means, collectively, the Revolving Commitments, the Term Loan Commitments and the Letter of Credit Commitment, each, a "COMMITMENT".

                  "COMPLIANCE CERTIFICATE" has the meaning set forth in Section 7.1(c).

                  "CONTEMPORARY REDEEMABLE STOCK" means redeemable convertible preferred stock of the Borrower to be issued in connection with the acquisition of Contemporary International Productions Corporation by the Borrower.

                  "CONTRIBUTION" means the contribution referred to in Section 5.5.

                  "CONTRIBUTION DOCUMENTS" means, collectively, the Distribution Agreement, the Tax Sharing Agreement and each document, instrument or other agreement executed or delivered in connection with any of the foregoing.

                  "CONVERSION DATE" means the date on which: (i) a Eurodollar Advance is converted to an ABR Advance, (ii) an ABR Advance is converted to a Eurodollar Advance or (iii) a Eurodollar Advance is converted to, or continued as, a new Eurodollar Advance.

                  "CREDIT PARTY" means the Administrative Agent, the Issuer or a Lender, as the case may be.

                  "CREDIT REQUEST" means a request for Loans or a Letter of Credit substantially in the form of Exhibit B.

                  "CUSTOMARY LIEN" means any of the following: (a) any Lien imposed by law for Taxes that are not yet due or are being contested in compliance with Section 7.4, provided that enforcement of such Lien is stayed pending such contest; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 7.4, provided that enforcement of each such Lien is stayed pending such contest; (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations; (d) deposits and pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (e) judgment liens in respect of judgments that would not cause an Event of Default under Section 9.1(j); (f) zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligation in excess of $500,000 and (i) do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary, and (ii) do not in the aggregate have a Material Adverse effect; and (g) Liens created under the Loan Documents.

                  "DEFAULT" means any event or condition which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

                  "DISPOSITION" has the meaning set forth in Section 8.6(d).

                  "DISQUALIFIED STOCK" means any Capital Stock of any Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Subordinated Notes mature, provided, however, that (i) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require such Person to repurchase such Capital Stock upon the occurrence of certain events shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 8.7 of this Agreement, and (ii) the Contemporary Redeemable Stock shall not constitute 'Disqualified Stock'.

                  "DISTRIBUTION AGREEMENT" means the Distribution Agreement to be entered into by Broadcasting and the Borrower prior to the Spin-Off that will cover the method of effecting the Spin-Off, the transfer and assumption of assets and obligations, transferred employees, working capital and other matters as described in the offering memorandum dated February 5, 1998 regarding the Subordinated Notes.

                  "DOLLARS" and "$" mean lawful currency of the United States.

                  "DOMESTIC SUBSIDIARY" means any Subsidiary that is not a Foreign Subsidiary.

                  "EFFECTIVE DATE" means the date on which the conditions specified in Article 5 are satisfied (or waived in accordance with Section 11.1).

                  "ENVIRONMENTAL LAWS" has the meaning set forth in Section 4.7.

                  "EQUITY ISSUANCE" means the issuance of any equity securities or the receipt of any capital contribution, in each case by the Borrower, other than (i) any issuance of equity securities to, or receipt of any such capital contribution from, the Borrower, (ii) the issuance of stock in connection with an Acquisition, (iii) the issuance of common stock to the directors of the Borrower who were holders of options or stock appreciation rights in Broadcasting as of the Spin-Off record date, whether or not vested, or (iv) the issuance of common stock pursuant to a stock option plan, or for executive compensation, in either case in the ordinary course of business.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

                  "ERISA AFFILIATE" means any Person which is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Code (or, solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, Sections 414(m) or (o) of the
Code) of which the Borrower or any of its Subsidiaries is a member.

                  "ERISA EVENT" means (i) a "reportable event", as defined in
Section 4043 of ERISA with respect to a Pension Plan (other than an event for which the 30-day notice period is waived), (ii) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (ii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (iv) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (vi) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan; (vii) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; or (viii) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "EURODOLLAR ADVANCES" means, collectively, the Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

                  "EURODOLLAR RATE" means, with respect each Eurodollar Advance, a rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%), as determined by the Administrative Agent, obtained by dividing:

                           (A) the rate of interest per annum as determined by
the Administrative Agent, equal to the rate, as reported by BNY to the Administrative Agent, quoted by BNY to leading banks in the London interbank eurodollar market as the rate at which BNY is offering dollar deposits in an amount approximately equal to its Specified Percentage of such Eurodollar Advance and having a period to maturity equal to the Interest Period applicable to such Eurodollar Advance at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, by

                           (B) a number equal to 1.00 minus the aggregate of
the then stated maximum rates during such Interest Period of all reserve requirements (including marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board and any other banking authority to which BNY and other major money center banks chartered under the laws of the United States or any State thereof are subject, in respect of eurocurrency funding (currently referred to as "eurocurrency liabilities" in Regulation D) without benefit of credit for proration, exceptions or offsets which may be available from time to time to BNY.

                  "EVENT OF DEFAULT" has the meaning set forth in Section 9.1.

                  "EXCESS CASH FLOW" means, in respect of any period, Operating Cash Flow for such period less the sum of each of the following with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP for such period: (a) Fixed Charges, (b) with respect to all Indebtedness of the Borrower and the Restricted Subsidiaries under revolving credit facilities (including, without limitation, the facility evidenced hereby), an amount equal to the excess, if any, of (i) the aggregate outstanding principal balance of all such Indebtedness at the beginning of such period, minus (ii) the aggregate amount of all commitments under such revolving credit facilities at the end of such period, and (c) with respect to all other Indebtedness of the Borrower and the Restricted Subsidiaries, all repayments of such Indebtedness which were made during such period.

                  "EXCLUDED SUBSIDIARIES" means each of the Subsidiaries listed on Schedule 1.1A, in each case so long as it is not a wholly-owned Subsidiary of the Borrower.

                  "EXCLUDED TAX" means as to any Person (a) a Tax imposed by one of the following jurisdictions or by any political subdivision or taxing authority thereof: (i) the United States, (ii) the jurisdiction in which such Person is organized, (iii) the jurisdiction in which such Person's principal office is located, or (iv) in the case of each Credit Party, any jurisdiction in which such Credit Party is deemed to be doing business, and (b) in the case of any Foreign Credit Party, any withholding Tax that is imposed on amounts payable to such Foreign Credit Party at the time such Foreign Credit Party becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Credit Party's failure to comply with Section 3.7(c), except to the extent that such Foreign Credit Party (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.7; in either case which Tax (a) is any income tax or franchise tax imposed on all or part of the net income or net profits of such Person or (b) represents interest, fees or penalties for payment of any such income tax or franchise tax.

                  "EXTENSIONS OF CREDIT" means, collectively, the Loans, the Letters of Credit and any participations therein pursuant to Section 2.6(c).

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by BNY as determined by BNY and reported to the Administrative Agent.

                  "FEES" has the meaning set forth in Section 2.7(a).

                  "FINANCIAL OFFICER" means, as to any Person, the chief financial officer, controller or treasurer of such Person or such other officer as shall be satisfactory to the Administrative Agent.

                  "FIXED CHARGES" means, for the most recently completed twelve month period, the sum, without duplication, of each of the following with respect to the Borrower and the Restricted Subsidiaries for such period on a consolidated basis in accordance with GAAP: (a) all interest expense, (b) commitment fees incurred with respect to Total Debt, (c) principal amounts that became payable (whether or not paid and whether at the stated maturity, by acceleration or by reason of optional prepayment or redemption or otherwise) by the Borrower or any Restricted Subsidiary in respect of Indebtedness of the Borrower or the Restricted Subsidiaries during such period, (d) cash income taxes paid, (e) Capital Expenditures (excluding certain special capital expenditures associated with the Jones Beach Marine Amphitheater, the Seattle Amphitheater, the Atlanta Amphitheater and the PNC Bank Arts Center and acceptable to the Administrative Agent), and (f) the positive difference, if any, between (1) all cash consideration paid by the Borrower and the Restricted Subsidiaries for Unconsolidated Investments, minus (2) all returns of (but not on) the investments by the Borrower and the Restricted Subsidiaries in Unconsolidated Investments to the extent not included in net income.

                  "FIXED CHARGES RATIO" means, for the most recently completed twelve month period, the ratio of (a) Operating Cash Flow for such period, to
(b) Fixed Charges for such period.

                  "FOREIGN CREDIT PARTY" means any Credit Party that is organized under the laws of a jurisdiction other than the United States or any State thereof.

                  "FOREIGN SUBSIDIARY" means any Subsidiary that is a "controlled foreign corporation" within the meaning of Section 957 of the Code.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

                  "GOVERNMENTAL AUTHORITY" means any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

                  "GUARANTEE" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or in effect guaranteeing any return on any investment made by another Person, or any Indebtedness, lease, dividend or other obligation (a "primary obligation") of any other Person (a "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guarantor, direct or indirect
(i) to purchase any primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of a primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the beneficiary of any primary obligation of the ability of a primary obligor to make payment of a primary obligation, (iv) otherwise to assure or hold harmless the beneficiary of a primary obligation against loss in respect thereof, and (v) in respect of the liabilities of any partnership in which a secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate property, provided, however, that the term "Guarantee" shall not include the endorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith.

                  "GUARANTEE SUPPLEMENT" means a Guarantee Supplement in the form of Exhibit H hereto.

                  "GUARANTOR OBLIGATIONS" means, with respect to each Subsidiary Guarantor, all of the obligations and liabilities of such Subsidiary Guarantor under the Loan Documents, whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired.

                  "HEDGING AGREEMENT" means any interest rate swap, cap or collar arrangement or any other derivative product customarily offered by banks or other financial institutions to their customers in order to manage the exposure of such customers to interest rate fluctuations.

                  "INCREASE SUPPLEMENT" has the meaning set forth in Section 2.3(f).

                  "INDEBTEDNESS" means, as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money, (ii) indebtedness in respect of the deferred purchase price of property (other than trade payables incurred in the ordinary course of business), (iii) indebtedness evidenced by notes, bonds, debentures or similar instruments,
(iv) obligations with respect to any conditional sale or title retention agreement, (v) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment thereof, (vi) liabilities secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned by such Person (other than carriers', warehousemen's, mechanics', repairmen's or other like nonconsensual statutory Liens arising in the ordinary course of business), even though such Person has not assumed or otherwise become liable for the payment thereof, (vii) Capital Lease Obligations, (viii) all obligations of such Person in respect of Disqualified Stock, and (ix) all

Guarantees by such Person of Indebtedness (of the types referred to in clauses
(i) through (viii)) of others. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "INDEMNIFIED TAX" means as to any Person, any Tax, except (i) an Excluded Tax imposed on such Person and (ii) any interest, fees or penalties for late payment thereof imposed on such Person.

                  "INITIAL TRANSACTIONS" means (a) the Contribution, (b) the issuance of the Subordinated Notes, (c) the Pace Acquisition, (d) the Pavilion Partners Acquisition, (e) the execution and delivery of the Loan Documents, and
(f) the Extensions of Credit on the first Borrowing Date.

                  "INSOLVENT" means, with respect to any Person, (a) the sum of the assets, at a fair valuation, of such Person does not exceed its debts, (b) such Person has incurred debts beyond its ability to pay such debts as such debts mature, (c) such Person believes that, in the ordinary course of its business during the reasonably foreseeable future, it will incur debts beyond its ability to pay such debts as such debts mature, and (d) such Person has insufficient capital with which to conduct its business. For purposes of this definition only, "DEBT" means any liability on a claim, and "CLAIM" means any
(i) right to payment, whether such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured, liquidated or unliquidated.

                  "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, trade secrets, confidential or proprietary technical and business information and other similar property and all licenses related thereto.

                  "INTEREST PERIOD" means, subject to Section 3.4, as to each Eurodollar Advance, the period commencing on, as the case may be, the Borrowing Date or Conversion Date with respect thereto and ending one, two, three or six months thereafter, as selected by the Borrower in its Credit Request or Notice of Conversion.

                  "ISSUER" means BNY.

                  "LETTER OF CREDIT" and "LETTER has the meaning set forth in
Section 2.6 (a).

                  "LETTER OF CREDIT COMMITMENT" means the commitment of the Issuer to issue Letters of Credit having an aggregate outstanding face amount up to $20,000,000.

                  "LETTER OF CREDIT EXPOSURE" means in respect of any Lender at any time, an amount equal to (i) the sum (without duplication) at such time of
(x) the aggregate undrawn face amount of the outstanding Letters of Credit, (y) the aggregate amount of unpaid drafts drawn on all Letters of Credit, and (z) the aggregate unpaid Reimbursement Obligations, multiplied by (ii) such Lender's Revolving Percentage at such time.

                  "LETTER OF CREDIT FEES" has the meaning set forth in Section 3.2(b).

                  "LIEN" means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

                  "LINE OF BUSINESS" means the live entertainment business and any business reasonably similar, complimentary, ancillary or related thereto, including the Pending Acquisitions.

                  "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Security Documents, each Secured Hedging Agreement and all other agreements, instruments and documents executed or delivered in connection herewith.

                  "LOAN PARTIES" means, collectively, the Borrower and each Subsidiary Guarantor.

                  "LOANS" means Revolving Loans and Term Loans.

                  "MANAGING PERSON" means, with respect to any Person that is
(i) a corporation, its board of directors, (ii) a limited liability company, its board of control, managing member or members, (iii) a limited partnership, a general partner, (iv) a general partnership or a limited liability partnership, its managing partner or executive committee or (v) any other Person, the managing body thereof or other Person analogous to the foregoing.

                  "MARGIN STOCK" has the meaning set forth in Regulation U.

                  "MATERIAL ADVERSE" means, with respect to any change or effect, (i) a material adverse change in, or effect on, as the case may be, the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Restricted Subsidiaries taken as a whole,
(ii) an adverse change in, or effect on, as the case may be, the ability of any Loan Party to perform any material obligation under the Loan Documents to which it is a party, (iii) an adverse change in, or effect on, as the case may be, any material right of or material benefit available to any Credit Party under the Loan Documents, or (iv) a material adverse change in, or effect on, as the case may be, the legality or enforceability of any Loan Document.

                  "MATERIAL AGREEMENTS" means, collectively, (a) the Transaction Documents, and (b) each Venue lease.

                  "MATERIAL LIABILITIES" means, on any date, with respect to the Borrower, any Restricted Subsidiaries, or any combination thereof: (i) all Indebtedness (other than Indebtedness under the Loan Documents), (ii) the net termination obligations in respect of one or more Hedging Agreements (calculated as if such Hedging Agreements were terminated as of such date), and
(iii) other liabilities, in each case whether as principal, guarantor, surety or other obligor, in an aggregate principal amount exceeding $500,000.

                  "MATERIAL VENUE" means as of any date, any Venue which contributes $500,000 or more to Adjusted Operating Cash Flow for the most recently completed twelve month period.

                  "MERGER" means the merger of SBI Radio Acquisition Corporation into Broadcasting pursuant to the Merger Documents.

                  "MERGER DOCUMENTS" means the Broadcasting Merger Agreement, together with all documents, instruments and other agreements executed or delivered in connection therewith.

                  "MINIMUM AMOUNT" means in respect of (i) ABR Advances, $1,000,000 or such amount plus a whole multiple of $500,000 in excess thereof, and (ii) Eurodollar Advances, $5,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

                  "MORTGAGE" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Borrower Obligations or the Guarantor Obligations, as the case may be. Each Mortgage shall be satisfactory in form and substance to the Administrative Agent.

                  "MORTGAGED PROPERTY" means each parcel of real property and improvements thereto owned or leased by a Loan Party with respect to which a Mortgage is granted pursuant to Section 7.11.

                  "MULTIEMPLOYER PLAN" means a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NET CASH PROCEEDS" means, cash proceeds received from a Disposition, an Equity Issuance, a casualty loss or a condemnation after deduction of taxes payable in cash in connection therewith and net of reasonable transaction expenses.

                  "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Borrower nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor of otherwise) or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders
have been notified in writing that they will not have any recourse to the stock or assets of the Borrower or any of its Restricted Subsidiaries.

                  "NOTES" means with respect to each Lender in respect of such Lender's Loans, a promissory note, substantially in the form of Exhibit A, payable to the order of such Lender, each such promissory note having been made by the Borrower and dated the Effective Date, including all replacements thereof and substitutions therefor.

                  "NOTICE OF CONVERSION" has the meaning set forth in Section 3.3(a).

                  "OPERATING CASH FLOW" means, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP for any period: (i) revenues minus (ii) expenses (excluding depreciation, amortization, interest expense and income tax expense), minus (iii) capitalized pre-production costs, plus (iv) certain non-recurring expense items and non-cash expense items in each case described on Schedule 1.1B hereto or acceptable to the Administrative Agent, plus (v) the lesser of (a) the equity income from Unconsolidated Investments, and (b) cash dividends and other cash distributions received from Unconsolidated Investments, in each case to the extent that the same would appear on a consolidated income statement of the Borrower in respect of such period prepared in accordance with GAAP, provided, however, that the total amount determined under this clause (v) and added to Operating Cash Flow shall not exceed 10% of Operating Cash Flow before corporate overhead, minus (vi) with respect to each Excluded Subsidiary, the amount equal to (1) the Operating Cash Flow attributable to such Excluded Subsidiary multiplied by (2) the percentage of the ownership interests in such Excluded Subsidiary which are not owned by the Borrower or any Subsidiary Guarantor.

                  "ORGANIZATIONAL DOCUMENTS" means as to any Person which is
(i) a corporation, the certificate or articles of incorporation and by-laws of such Person, (ii) a limited liability company, the limited liability company agreement or similar agreement of such Person, (iii) a partnership, the partnership agreement or similar agreement of such Person, or (iv) any other form of entity or organization, the organizational documents analogous to the foregoing.

                  "OTHER TAXES" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents or otherwise with respect to, the Loan Documents.

                  "PACE" means PACE Entertainment Corporation, a Texas corporation.

                  "PACE ACQUISITION" means the acquisition by the Borrower of Pace (a) pursuant to the Pace Acquisition Documents as in effect on the date hereof, and (b) in a manner in all respects satisfactory to the Administrative Agent.

                  "PACE ACQUISITION DOCUMENTS" means, collectively, (i) the Stock Purchase Agreement, dated as of December 12, 1997, among Pace, the holders of the Capital Stock of Pace and the Borrower, and (ii) all other documents executed in connection therewith.

                  "PAVILION PARTNERS" means Pavilion Partners, a general partnership formed under the laws of the State of Delaware.

                  "PAVILION PARTNERS ACQUISITION" means the acquisition by the Borrower of all of the Capital Stock of YM Corp., Charlotte Amphitheater Corporation, The Westside Amphitheater Corporation, the partners of Amphitheater Entertainment Partnership and all of the Capital Stock of the other parties in Pavilion Partners (a) pursuant to the Pavilion Partners Acquisition Documents as in effect on the date hereof, and (b) in any event in a manner in all respects satisfactory to the Administrative Agent.

                  "PAVILION PARTNERS ACQUISITION DOCUMENTS" means, collectively, the Purchase Agreement, dated as of December 17, 1997, among Pace, SM/PACE, Inc., Viacom, Inc., Charlotte Amphitheater Corporation and The Westside Amphitheater Corporation, a letter agreement, dated December 22, 1997, between Pace and YM Corp., together with all documents, instruments and other agreements executed or delivered in connection therewith.

                  "PAYMENT OFFICE" the office of the Administrative Agent set forth in Section 11.2(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

                  "PENDING ACQUISITION DOCUMENTS" means, collectively, the following:

                  (A) the Stock Purchase Agreement, dated as of December 11, 1997, among certain shareholders of BG Presents, Inc., a California corporation and BGP Acquisition, LLC, a Delaware limited liability company,

                  (B) the Stock and Asset Purchase Agreement, dated December 2, 1997, among SFX Network Group, L.L.C., the Borrower, Elias N. Bird, Gary F. Bird, Stephen R. Smith, June E. Brody, Stephen A Saslow and The Network 40, Inc.,

                  (C) the Purchase and Sale Agreement, dated December 15, 1997, by and among Alex Cooley, S. Stephen Selig, III, Peter Conlon, Southern Promotions, Inc., High Cotton, Inc., Cooley and Conlon Management, Inc., Buckhead Promotions, Inc., Northern Exposure, Inc., Pure Cotton, Inc., Interfest, Inc., Concert/Southern Chastain Promotions Joint Venture, Roxy Ventures Joint Venture and SFX Concerts, Inc.,

                  (D) the Agreement and Plan of Merger and Asset Purchase Agreement, dated as of December 12, 1997, by and among the Borrower, Contemporary Investments Corporation,

Contemporary Investments of Kansas, Inc., Continental Entertainment Associates, Inc., Capital Tickets, LP, Dialtix, Inc., Contemporary International Productions Corporation, Steven F. Schankman Living Trust, dated 10/22/82, Irving P. Zuckerman Living Trust, dated 11/24/81, Steven F. Schankman and Irving P. Zuckerman, and

                  (E) all documents, instruments and other agreements executed or delivered in connection with any of the foregoing.

                  "PENDING ACQUISITIONS" means, collectively, each of the acquisitions by the Borrower and the Guarantor Subsidiaries contemplated by the Pending Acquisition Documents.

                  "PENSION PLAN" means, at any date of determination, any employee pension benefit plan (other than a Multiemployer Plan), the funding requirements of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of the Borrower or any ERISA Affiliate.

                  "PERFECTION CERTIFICATE" means a certificate in the form of Annex A to the Security Agreement or any other form approved by the Administrative Agent.

                  "PERMITTED LIENS" has the meaning set forth in Section 8.2.

                  "PERSON" means a natural person, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

                  "PRIME RATE" means the rate of interest per annum publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

                  "PRO-FORMA DEBT SERVICE" means, as of any date, the sum of
(a) Pro-Forma Interest Expense as of such date plus (b) with respect to all Indebtedness of the Borrower and its Restricted Subsidiaries under revolving credit facilities, an amount equal to the excess, if any, of (i) the aggregate outstanding principal balance of all such Indebtedness at such date, minus (ii) the aggregate amount of all commitments under such revolving credit facilities which, as of such date, are scheduled to remain in effect as of the end of the twelve month period immediately succeeding such date, plus (c) with respect to all other Indebtedness of the Borrower and its Restricted Subsidiaries, all repayments of such Indebtedness which, as of such date, were scheduled to be made during the immediately succeeding twelve month period.

                  "PRO FORMA DEBT SERVICE RATIO" means, as of any date, the ratio of (a) Adjusted Operating Cash Flow for the most recently completed twelve month period, to (b) Pro Forma

Debt Service for the twelve month period commencing immediately after the period utilized in determining Adjusted Operating Cash Flow for purposes of clause (a) of this definition.

                  "PRO FORMA INTEREST EXPENSE" means, as of any date, the sum of all interest expense and all commitment fees payable in respect of Total Debt, in each case of the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, calculated for the twelve month period commencing on the first day of the month in which such date occurs, giving effect to (a) the Total Debt outstanding and the rates in effect as of such period end, and (b) principal amounts that are scheduled to become payable by the Borrower or any Restricted Subsidiary in respect of Indebtedness of the Borrower or the Restricted Subsidiaries during such period.

                  "PRO FORMA INTEREST EXPENSE RATIO" means, as of any date, the ratio of (a) Adjusted Operating Cash Flow for the most recently completed twelve month period, to (b) Pro Forma Interest Expense for twelve month period commencing immediately after the period utilized in determining Adjusted Operating Cash Flow for purposes of clause (a) of this definition.

                  "REGULATION D, G, T, U AND X" mean Regulations D, G, T, U and X, respectively, of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "REIMBURSEMENT OBLIGATION" means, collectively, the obligation of the Borrower to the Issuer with respect to each Letter of Credit and all documents, instruments and other agreements related thereto, including the obligation of the Borrower to reimburse the Issuer for amounts drawn under such Letter of Credit.

                  "REINVESTED PROCEEDS" means, with respect to any Disposition as of any date of determination, the amount of Net Cash Proceeds from such Disposition that is used by the Borrower or any Restricted Subsidiary to acquire, during the Reinvestment Period with respect to such Disposition, property that is to be used in the Line of Business.

                  "REINVESTMENT PERIOD" means the period beginning on the date that proceeds from a Disposition are received by the Borrower or any of its Subsidiaries, as the case may be, and ending on the earlier of (i) 365 days after the receipt of such proceeds, and (ii) the occurrence of an Event of Default.

                  "RELATED PARTIES" means, with respect to any Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "REQUIRED LENDERS" means, at any time, Lenders having unused Revolving Commitments, Revolving Exposures and outstanding Term Loans greater than or equal to 51% of the sum of the unused Revolving Commitments, Revolving Exposures and outstanding Term Loans.

                  "RESTRICTED PAYMENT" has the meaning set forth in Section 8.7.

                  "RESTRICTED SUBSIDIARIES" means, as of any date, the Subsidiaries which are not Unrestricted Subsidiaries as of such date.

                  "REVOLVING COMMITMENT" means, in respect of any Lender, the maximum amount of such Lender's Revolving Exposure as set forth on the signature page of such Lender under the heading "REVOLVING COMMITMENT" or in an Assignment and Acceptance Agreement or other document pursuant to which it became a Lender, as such amount may be adjusted from time to time in accordance herewith.

                  "REVOLVING COMMITMENT FEE" has the meaning set forth in
Section 3.2(a).

                  "REVOLVING COMMITMENT TERMINATION DATE" means March 31, 2005, or such earlier date upon which either the Revolving Commitments shall terminate or the Aggregate Revolving Commitment shall otherwise equal zero.

                  "REVOLVING EXPOSURE" means, with respect to any Lender as of any date, the sum as of such date of (i) the outstanding principal balance of such Lender's Revolving Loans, plus (ii) such Lender's Letter of Credit Exposure.

                  "REVOLVING LOAN" and "REVOLVING LOANS" have the meaning set forth in Section 2.1(a).

                  "REVOLVING LOAN MATURITY DATE" means March 31, 2005, or such earlier date on which the Notes shall become due and payable, whether by acceleration or otherwise.

                  "REVOLVING PERCENTAGE" means, as of any date and with respect to each Lender, the percentage equal to a fraction (a) the numerator of which is the Revolving Commitment of such Lender on such date (or, if there are no Revolving Commitments on such date, on the last date upon which one or more Revolving Commitments were in effect), and (b) the denominator of which is sum of the Revolving Commitments of all Lenders on such date (or, if there are no Revolving Commitments on such date, on the last date upon which one or more Revolving Commitments were in effect).

                  "SANWA DEBT" the Indebtedness of Pavilion Partners under the Sanwa Loan Documents to the extent that funds remain in escrow, for the purpose of repaying such Indebtedness on or prior to July 31, 1998, under and pursuant to the letter, dated February 25, 1998, between Pace AEP Acquisition, Inc. and Sony Music Entertainment, Inc., as in effect on the date hereof.

                  "SANWA LOAN DOCUMENTS" the Loan Agreement, dated as of July 3, 1995, between The Sanwa Bank Limited, New York Branch, and Pavilion Partners, together with all documents, instruments and other agreements executed or delivered in connection therewith.

                  "SEC" means the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

                  "SECURED HEDGING AGREEMENT" means any Hedging Agreement entered into by the Borrower with a counterparty that was a Lender (or an Affiliate thereof) at the time such Hedging Agreement was entered into.

                  "SECURED PARTIES" has the meaning set forth in the Security Agreement.

                  "SECURITY AGREEMENT" means the Security Agreement, by and among the Loan Parties party thereto and the Administrative Agent, substantially in the form of Exhibit G.

                  "SECURITY DOCUMENTS" means, collectively, (i) upon the execution and delivery thereof, the Security Agreement and each Mortgage Document, and (ii) all other instruments and documents delivered pursuant to
Section 7.9, 7.10 or 7.11 to secure any of the Borrower Obligations or the Guarantor Obligations, as the case may be.

                  "SENIOR DEBT" means, as of any date, (a) Total Debt as of such date, less (b) the Indebtedness of the Borrower and the Restricted Subsidiaries in respect of the Subordinated Notes, to the extent that such Indebtedness would appear on a consolidated balance sheet of the Borrower as at such date prepared in accordance with GAAP.

                  "SENIOR LEVERAGE RATIO" means, as of any date, the ratio of
(i)(a) Senior Debt as of such date (excluding the Sanwa Debt to the extent included therein) less (b) the cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries as of such date on a consolidated basis in accordance with GAAP (excluding the existing escrow deposit in respect of the Sanwa Debt to the extent included therein), to the extent in excess of $5,000,000, to (ii) Adjusted Operating Cash Flow for the most recently completed twelve month period.

                  "SPECIAL COUNSEL" means Emmet, Marvin & Martin, LLP, as, or such other counsel selected by the Administrative Agent as, special counsel to the Administrative Agent hereunder.

                  "SPECIFIED PERCENTAGE" means, with respect to any Lender (a) in connection with Revolving Loans and Eurodollar Advances to the extent consisting of Revolving Loans, the percentage equal to such Lender's Revolving Commitment at such time divided by the Aggregate Revolving Commitment at such time, and (b) in connection with Term Loans and Eurodollar Advances to the extent consisting of Term Loans, the percentage equal to the unpaid principal amount of such Lender's Term Loan at such time divided by the aggregate unpaid principal amount of all Term Loans at such time.

                  "SPIN-OFF" means the distribution of all of the outstanding Capital Stock of the Borrower to the stockholders of Broadcasting, all in accordance with the terms of the Merger Documents and the Distribution Agreement.

                  "SUBORDINATED INDENTURE" means the Indenture, dated as of February 11, 1998, among the Borrower, the guarantors party thereto and The Chase Manhattan Bank, as trustee.

                  "SUBORDINATED NOTES" means, collectively, the 9-1/8% Series A Senior Subordinated Notes due 2008 and the 9-1/8% Series B Senior Subordinated Notes due 2008 issued by the Borrower pursuant to the Subordinated Indenture.

                  "SUBSIDIARY" means, with respect to any Person (the "parent") at any date, any other Person (i) the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, or (ii) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses of which are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent. Unless otherwise qualified, all references to "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "SUBSIDIARY GUARANTOR" means each Subsidiary party to this Agreement.

                  "TAX" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by a Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

                  "TAX SHARING AGREEMENT" means the tax sharing agreement to be entered into by Broadcasting and the Borrower prior to the Spin-Off pursuant to which the Borrower will agree to pay to Broadcasting, among other things, the amount of the tax liability of Broadcasting and the Borrower combined, to the extent properly attributable to the Borrower for the period up to and including the Spin-Off.

                  "TERM LOAN" and "TERM LOANS" have the meaning set forth in
Section 2.1(b).

                  "TERM LOAN MATURITY DATE" means March 31, 2006, or such earlier date on which the Notes shall become due and payable, whether by acceleration or otherwise.

                  "TOTAL DEBT" means, as of any date, the Indebtedness of the Borrower and the Restricted Subsidiaries.

                  "TOTAL LEVERAGE RATIO" means, as of any date, the ratio of
(i)(a) Total Debt as of such date (excluding the Sanwa Debt to the extent included therein) less (b) the cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries as of such date on a consolidated basis in accordance with GAAP (excluding the existing escrow deposit in respect of the Sanwa Debt to the extent included therein), to the extent in excess of $5,000,000, to (ii) Adjusted Operating Cash Flow for the most recently completed twelve month period.

                  "TOTAL PERCENTAGE" means, as of any date and with respect to each Lender, the percentage equal to a fraction (a) the numerator of which is the sum of the Revolving Commitment of such Lender on such date (or, if there are no Revolving Commitments on such date, on the last date upon which one or more Revolving Commitments were in effect) plus the unpaid principal balance of such Lender's Term Loan on such date, and (b) the denominator of which is sum of the aggregate Revolving Commitments on such date (or, if there are no Revolving Commitments on such date, on the last date upon which one or more Revolving Commitments were in effect) plus the aggregate unpaid principal balance of all Term Loans on such date.

                  "TRANSACTION DOCUMENTS" means, collectively, the Contribution Documents, the Loan Documents, the Pace Acquisition Documents, the Pavilion Partners Acquisition Documents, the Merger Documents, the Subordinated Indenture, the Subordinated Notes, the Pending Acquisition Documents, and all documents, instruments and other agreements executed or delivered in connection with all other Acquisitions by the Borrower or any Restricted Subsidiary.

                  "TRANSACTIONS" means, collectively, the Initial Transactions, the Spin-Off, the Merger, the Pending Acquisitions, the Working Capital Adjustment, and all other Acquisitions by the Borrower and the Restricted Subsidiaries.

                  "UNCONSOLIDATED INVESTMENT" means, as of any date, any investment made by the Borrower or any Restricted Subsidiary in any other Person that, pursuant to GAAP as in effect on such date, would not be consolidated with the Borrower for financial reporting purposes immediately after giving effect to such investment.

                  "UNITED STATES" means the United States of America.

                  "UNRESTRICTED SUBSIDIARIES" means each Subsidiary designated as an 'Unrestricted Subsidiary' in accordance with Section 8.17.

                  "VENUES" means, collectively, each of the venues listed on
Schedule 4.5 hereto, together with each other similar locality for a gathering hereafter owned or leased by the Borrower or any Restricted Subsidiary.

                  "WITHDRAWAL LIABILITY" means, with respect to any Person, liability of such Person to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in
Part I of Subtitle E of Title IV of ERISA.

                  "WORKING CAPITAL ADJUSTMENT" means the allocation of working capital between Broadcasting and the Borrower pursuant to the terms of Section 5.07(i) of the Broadcasting Merger Agreement.

         1.2      ACCOUNTING TERMS

                  As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. If any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, the Credit Parties and the Borrower shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change and (ii) the Borrower shall provide to the Credit Parties financial statements and other documents required under this Agreement (or such other items as the Administrative Agent may reasonably request) setting forth a reconciliation between calculations of such ratio or requirement before and after giving effect to such change.

         1.3      RULES OF INTERPRETATION

                  (A) Unless expressly provided in a Loan Document to the contrary, g. the words "hereof", "herein", "hereto" and "hereunder" and similar words when used in each Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, h. section, subsection, schedule and exhibit references contained therein shall refer to section, subsection, schedule and exhibit thereof or thereto, i. the words "include" and "including", shall mean that the same shall be "included, without limitation",
j. any definition of, or reference to, any agreement, instrument, certificate or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, k. any reference herein to any Person shall be construed to include such Person's successors and assigns, l. the words "asset" and "property" shall be construed to have the same meaning and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, m. words in the singular number include the plural, and words used therein in the plural include the singular, n. any reference to a time shall refer to such time in New York, o. in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding", and p. references therein to a fiscal period shall refer to that fiscal period of the Borrower.

                  (B) Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.


ARTICLE 2.        AMOUNT AND TERMS OF EXTENSIONS OF CREDIT

         2.1      LOANS

                  (A) REVOLVING LOANS. Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in Dollars (each a "REVOLVING LOAN" and, as the context may require, collectively with all other Revolving Loans of such Lender and with the Revolving Loans of all other Lenders, the "REVOLVING LOANS") to the Borrower from time to time on any Business Day during the period from the Effective Date to the Revolving Commitment Termination Date, provided that after giving effect thereto (i) such Lender's Revolving Exposure would not exceed such Lender's Revolving Commitment, and (ii) the Aggregate Revolving Exposure would not exceed the Aggregate Revolving Commitment. During such period, the Borrower may borrow, prepay in whole or in part and reborrow under the Revolving Commitments, all in accordance with the terms and conditions of this Agreement. The outstanding principal balance of each Revolving Loan shall be due and payable on the Revolving Loan Maturity Date.

                  (B) TERM LOANS. Subject to the terms and conditions hereof, each Lender severally agrees to make one term loan in Dollars (a "TERM LOAN" and, as the context may require, collectively with the Term Loan of each other Lender, the "TERM LOANS") to the Borrower on the Business Day immediately succeeding the Effective Date in a principal amount equal to the amount set forth on the signature page of such Lender under the heading "Term Loan Amount". The outstanding principal balance of each Term Loan shall be due and payable on the Term Loan Maturity Date.

         2.2      PROCEDURE FOR BORROWING

                  (A) CREDIT REQUEST. To request a Loan, the Borrower shall notify the Administrative Agent by the delivery of a Credit Request, which shall be sent by facsimile and shall be irrevocable, no later than 11:00 a.m. three Business Days prior to the requested Borrowing Date in the case of Eurodollar Advances and 11:00 a.m. one Business Day prior to the requested Borrowing Date in the case of ABR Advances, specifying (1) the aggregate principal amount to be borrowed, (2) the requested Borrowing Date, (3) whether such borrowing is to consist of one or more Eurodollar Advances, ABR Advances, or a combination thereof and (4) if the Loan is to consist of one or more Eurodollar Advances, the amount and length of the Interest Period for each Eurodollar Advance. The amount of each (i) Eurodollar Advance to be made on a Borrowing Date, when aggregated with all amounts to be converted to, or continued as, a Eurodollar Advance on such date and having the same Interest Period as such first Eurodollar Advance, shall equal the Minimum Amount and
(ii) each ABR Advance made on each Borrowing Date shall equal the Minimum Amount or, if less, the unused portion of the Aggregate Revolving Commitment.

                  (B) FUNDING BY LENDERS. Upon receipt of each Credit Request, the Administrative Agent shall promptly notify each Lender thereof. Subject to its receipt of the notice referred to in the preceding sentence, each Lender will make the amount of its Specified Percentage of the requested Loans available to the Administrative Agent for the account of the Borrower at the Payment Office not later than 12:00 noon on the relevant Borrowing Date requested by the Borrower, in funds immediately available to the Administrative Agent at such office. The amounts so made available to the Administrative
Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, be made available on such date to the Borrower by the Administrative Agent at the Payment Office by crediting the account of the Borrower on the books of the Administrative Agent at such office with the aggregate of said amounts (in like funds) received by the Administrative Agent, provided that nothing contained in this sentence shall relieve any Lender of its obligation to fund the Loans at the times and in the manner as otherwise provided herein.

                  (C) FAILURE TO FUND. Unless the Administrative Agent shall have received notice prior to a proposed Borrowing Date from a Lender (by telephone or otherwise, such notice to be promptly confirmed by facsimile or other writing) that such Lender will not make available to the Administrative Agent such Lender's share of the requested Loans, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the Borrowing Date in accordance with this Section and, in reliance upon such assumption, make available to the Borrower on such Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower to the date such amount is paid to the Administrative Agent, at a rate per annum equal to, in the case of the Borrower, the interest rate otherwise applicable to such Loan, and, in the case of such Lender, at a rate of interest per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rates on interbank compensation. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan as part of the relevant borrowing for purposes of this Agreement. The failure of any Lender to provide such Lender's share of the requested Loans shall not relieve any other Lender of its obligations hereunder to provide its share of the requested Loans.

         2.3      TERMINATION, REDUCTION OR INCREASES OF COMMITMENTS

                  (A) VOLUNTARY TERMINATION OR REDUCTIONS. The Borrower may, upon at least three Business Days' prior written notice to the Administrative Agent, (5) at any time when the Aggregate Revolving Exposure shall be zero, terminate all of the Revolving Commitments, and (6) at any time and from time to time when the Aggregate Revolving Commitment shall exceed the Aggregate Revolving Exposure (after giving effect to any contemporaneous payment or prepayment of Revolving Loans or Reimbursement Obligations), permanently reduce the Aggregate Revolving Commitment by a sum not greater than the amount of such excess, provided, however, that each such partial reduction shall be in the amount of $5,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

                  (B) SCHEDULED MANDATORY REDUCTIONS. On each of the dates set forth below, the Aggregate Revolving Commitment shall be automatically reduced by the amount equal to the Aggregate Revolving Commitment as of the Effective Date multiplied by the percentage (as the same may be adjusted pursuant to Section 2.3(f)) set forth below adjacent to such date:

                         Date                      Percentage
                         ----                      ----------
                  March 31, 2000                     2.50%
                  June 30, 2000                      2.50%
                  September 30, 2000                 2.50%
                  December 31, 2000                  2.50%
                  March 31, 2001                     3.75%
                  June 30, 2001                      3.75%
                  September 30, 2001                 3.75%
                  December 31, 2001                  3.75%



                                     - 28 -




                  March 31, 2002                     5.00%
                  June 30, 2002                      5.00%
                  September 30, 2002                 5.00%
                  December 31, 2002                  5.00%
                  March 31, 2003                     6.25%
                  June 30, 2003                      6.25%
                  September 30, 2003                 6.25%
                  December 31, 2003                  6.25%
                  March 31, 2004                     6.25%
                  June 30, 2004                      6.25%
                  September 30, 2004                 6.25%
                  December 31, 2004                  6.25%
                  March 31, 2005                     5.00%

                  (C) OTHER MANDATORY REDUCTIONS. The Aggregate Revolving Commitment shall be permanently reduced at the times and in the amounts required by Section 2.4.

                  (D) REDUCTIONS OF LETTER OF CREDIT COMMITMENT. The Letter of Credit Commitment shall not be reduced until such time as the Aggregate Revolving Commitments shall equal such Letter of Credit Commitment, and thereafter shall in each case be reduced, automatically, by a sum equal to the amount of each such reduction in the Aggregate Revolving Commitments.

                  (E) REDUCTIONS IN GENERAL. Each reduction of the Aggregate Revolving Commitment shall be made by reducing each Lender's Revolving Commitment by an amount equal to such Lender's Revolving Percentage of such reduction, and each reduction of the Aggregate Revolving Commitment made pursuant to Section 2.3(a), 2.3(c) or 2.4 shall be applied to the remaining Aggregate Revolving Commitment reductions set forth in Section 2.3(b) on a pro rata basis. Simultaneously with each reduction of the Aggregate Revolving Commitment, the Borrower shall pay the Revolving Commitment Fee accrued on the amount by which the Aggregate Revolving Commitment has been reduced.

                  (F) INCREASES OF REVOLVING COMMITMENTS. Provided that no Default exists or would exist immediately before and after giving effect thereto, the Borrower may at any time and from time to time prior to December 31, 1999, at its sole cost and expense, request any one or more of the Lenders to increase (such decision to increase the Revolving Commitment of a Lender to be within the sole and absolute discretion of such Lender) its Revolving Commitment, or any other institution reasonably satisfactory to the Administrative Agent and the Issuer to provide a new Revolving Commitment, by submitting an Increase Supplement in the form of Exhibit I (an "INCREASE SUPPLEMENT"), duly executed by the Borrower and each such Lender or institution, as the case may be. If such Increase Supplement is in all respects reasonably satisfactory to the Administrative Agent, the Administrative Agent shall execute such Increase Supplement and deliver a copy thereof to the Borrower and each such Lender or institution, as the case may be. Upon execution and delivery of such Increase Supplement, q. in the case of each such Lender, such Lender's Revolving Commitment shall be increased to the amount set forth in such Increase

Supplement, r. in the case of each such other institution, such other institution shall become a party hereto and shall for all purposes of the Loan Documents be deemed a "Lender" with a Revolving Commitment in the amount set forth in such Increase Supplement, s. in each case, the Revolving Commitment of such Lender or such other institution, as the case may be, shall be as set forth in the applicable Increase Supplement, (iv) with respect to each of the remaining scheduled mandatory reductions of the Aggregate Revolving Commitment set forth in Section 2.3(b), the percentage thereof shall be increased, on a pro rata basis, so that such remaining reductions would cause the Aggregate Revolving Commitment to be reduced to zero ($0.00) on March 31, 2005, and (v) the Borrower shall contemporaneously therewith execute and deliver to the Administrative Agent a Note for each such other institution providing a new Revolving Commitment; provided, however, that:

                           (1) immediately after giving effect thereto, the Aggregate Revolving Commitment shall not have been increased pursuant to this Section in an aggregate amount greater than $50,000,000;

                           (2) each such increase shall be in an amount not less than $10,000,000 or such amount plus an integral multiple of $5,000,000;

                           (3) the Revolving Commitments shall not be increased on more than two occasions;

                           (4) if Revolving Loans shall be outstanding immediately after giving effect to such increase, each such Lender and each such other Institution shall enter into a master assignment and acceptance agreement with the other Lenders in all respects reasonably satisfactory to such other Lenders, pursuant to which each such other Lender shall assign to it a portion of its Revolving Loans necessary to reflect proportionately the Revolving Commitments as adjusted in accordance with this subsection (f), and in connection with such master assignment and acceptance agreement each such other Lender may treat the assignment of Eurodollar Advances as a prepayment of such Eurodollar Advances for purposes of Section 3.5;

                           (5) each such other institution shall have delivered to the Administrative Agent and the Borrower all forms, if any, that are required to be delivered by such other institution pursuant to
         Section 3.7; and

                           (6) the Administrative Agent shall have received such certificates, legal opinions and other items as it shall reasonably request in connection with such increase.

         2.4      APPLICATION OF PROCEEDS

                  On or before each date set forth below, the Aggregate Revolving Commitment shall be permanently reduced by an amount equal to the Aggregate Revolving Commitment Percentage of, and the Borrower shall prepay the aggregate unpaid principal amount of the Term

Loans by an amount equal to the Aggregate Term Loan Percentage of, the amount set forth below and applicable to such date:

                           (A) on the last day of the Reinvestment Period for each Disposition described in Section 8.6(d), by an amount equal to 100% of the Adjusted Net Cash Proceeds with respect to such Disposition;

                           (B) commencing with the fiscal year ended December 31, 2000, and payable on March 31st of each immediately succeeding year, by an amount equal to 50% of Excess Cash Flow in respect of such fiscal year;

                           (C) upon receipt by the Borrower or any Subsidiary Guarantor of Net Cash Proceeds attributable to any Equity Issuance, by an amount equal to (A) if no Default shall then exist, 50% of such Net Cash Proceeds, or such lesser amount as would result in the Total Leverage Ratio being less than 5.00:1.00, or (B) otherwise, 100% of such Net Cash Proceeds; and

                           (D) in an amount equal to all Applicable Proceeds
         (i) in excess of amounts used to replace or repair any properties or
         (ii) which are not used or designated to replace or repair properties within one year after receipt thereof, provided that the Borrower or the applicable Subsidiary Guarantor shall have commenced the restoration or replacement process (including the making of appropriate filings and requests for approval) within 45 days after such casualty or after the receipt of any such condemnation proceeds, as the case may be, and diligently pursues the same through completion.

         2.5 SCHEDULED REPAYMENTS OF TERM LOANS; PREPAYMENTS OF LOANS; COMMITMENT REDUCTIONS

                  (A) REPAYMENT OF TERM LOANS. The aggregate outstanding principal balance of the Term Loans shall be due and payable on each date set forth below in the amount set forth adjacent to such date:

                       Date                                   Amount
                       ----                                   ------
                December 31, 1998                           $1,000,000
                December 31, 1999                           $1,000,000
                December 31, 2000                           $1,000,000
                December 31, 2001                           $1,000,000
                December 31, 2002                           $1,000,000
                December 31, 2003                           $1,000,000
                December 31, 2004                           $1,000,000
                December 31, 2005                           $1,000,000
                Term Loan Maturity Date                     the remaining unpaid
                                                            principal amount of
                                                            the Term Loans.

                  (B) VOLUNTARY PREPAYMENTS. The Borrower shall have the right at any time and from time to time to prepay all or any portion of the Loans without premium or penalty (but subject to Section 3.5), by delivering to the Administrative Agent an irrevocable written notice thereof at least one Business Day prior to the proposed prepayment date, in the case of Loans consisting of ABR Advances, and at least three Business Days prior to the proposed prepayment date, in the case of Loans consisting of Eurodollar Advances, specifying whether the Loans to be prepaid are Revolving Loans or Term Loans, whether the Loans to be prepaid consist of ABR Advances, Eurodollar Advances, or a combination thereof, the amount to be prepaid and the date of prepayment, whereupon the amount specified in such notice shall be due and payable on the date specified. Upon receipt of each such notice, the Administrative Agent shall promptly notify each Lender thereof. Each partial prepayment of the Loans pursuant to this subsection shall be in an amount equal to the Minimum Amount, or, if less, the outstanding principal balance of the Loans. After giving effect to any partial prepayment with respect to Eurodollar Advances which were made (whether as the result of a borrowing, a conversion or a continuation) on the same date and which had the same Interest Period, the outstanding principal balance of such Eurodollar Advances shall exceed
(subject to Section 3.3) the Minimum Amount.

                  (C) OTHER MANDATORY PREPAYMENTS; CASH COLLATERAL. Simultaneously with each reduction or termination of:

                           (i) the Aggregate Revolving Commitment, (1) in the event that the Letter of Credit Commitment shall exceed the Aggregate Revolving Commitment as so reduced or terminated, the Letter of Credit Commitment shall be automatically reduced by an amount equal to such excess, and (2) the Borrower shall prepay the Revolving Loans by an amount equal to the lesser of (A) the aggregate outstanding principal balance of the Revolving Loans, or (B) the excess of the aggregate outstanding principal balance of the Revolving Loans over the Aggregate Revolving Commitment as so reduced or terminated; and

                           (ii) the Letter of Credit Commitment (including pursuant to clause (i) above), in the event the aggregate Letter of Credit Exposure of all Lenders exceeds the Letter of Credit Commitment as so reduced or terminated, the Borrower shall immediately deposit into the Cash Collateral Account such amount, in cash, as would cause the balance on deposit in the Cash Collateral Account to equal or exceed the aggregate Letter of Credit Exposure of all Lenders.

                  (D) IN GENERAL. Each prepayment of the Term Loans shall be applied among the remaining installments of principal set forth in Section 2.5(a) on a pro rata basis. Simultaneously with each prepayment of a Loan, the Borrower shall prepay all accrued interest on the amount prepaid through the date of prepayment.

         2.6      LETTERS OF CREDIT

                  (A) AVAILABILITY; PROCEDURE. The Borrower may request the Issuer to issue standby letters of credit (the "LETTERS OF CREDIT"; each, individually, a "LETTER OF CREDIT") during the period from the Effective Date to the thirtieth Business Day prior to the Revolving Credit Maturity Date, provided that (i) no Letter of Credit shall have a face amount of less than $20,000, and (ii) immediately after the issuance of each Letter of Credit (1) the Letter of Credit Exposure of all Lenders would not exceed the Letter of Credit Commitment, (2) the Aggregate Revolving Exposure would not exceed the Aggregate Revolving Commitment, and (3) no more than 10 Letters of Credit shall be outstanding. To request the issuance of a Letter of Credit, the Borrower shall notify the Administrative Agent and the Issuer by the delivery of a Credit Request, which shall be sent by facsimile and shall be irrevocable, at least three Business Days prior to the requested date of issuance, specifying
(7) the beneficiary of such Letter of Credit, (8) the Borrower's proposal as to the conditions under which a drawing may be made under such Letter of Credit and the documentation to be required in respect thereof, (9) the maximum amount to be available under such Letter of Credit, and (10) the requested dates of issuance and expiration. Such Credit Request shall be accompanied by a duly completed application for such Letter of Credit on such forms as may be made available from time to time by the Issuer and such other certificates, documents (including a reimbursement agreement) and other information as may be required by the Issuer in accordance with its customary procedures (collectively, the "LETTER OF CREDIT DOCUMENTATION"). Upon receipt of such Credit Request from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Subject to the satisfaction of the terms and conditions of this Agreement, the Issuer shall issue each requested Letter of Credit. In the event of any conflict between the provisions of this Agreement and any Letter of Credit Documentation, the provisions of this Agreement shall control.

                  (B) TERMS OF LETTERS OF CREDIT. Each Letter of Credit shall
t. be denominated in Dollars, u. be issued for the account of the Borrower and in support of obligations, contingent or otherwise, of the Borrower or any Restricted Subsidiary arising in the ordinary course of business, and v. have an expiration date which shall be not later than the earlier of (1) twelve months after the date of issuance thereof or (2) five Business Days before the Revolving Credit Maturity Date, provided that the expiration date of such Letter of Credit may be extended or such Letter of Credit may be renewed, provided, further, that (x) any renewal, or any extension of any expiry date, of a Letter of Credit shall constitute the issuance of such Letter of Credit for all purposes of this Agreement, and (y) in no event shall any Letter of Credit expire after the Revolving Commitment Termination Date.

                  (C) LETTER OF CREDIT PARTICIPATIONS. Immediately upon the issuance of a Letter of Credit, the Issuer shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Revolving Percentage thereof, in such Letter of Credit and the obligations of Borrower with respect thereto and any security therefor and any guaranty pertaining thereto at any time existing.

                  (D) DRAWINGS ON LETTERS OF CREDIT. The Issuer shall promptly notify (i) each Lender of the Issuer's receipt of a drawing request under any Letter of Credit, stating the amount of such Lender's Revolving Percentage of such drawing request and the date on which such request will be honored and (ii) Borrower of the amount of such drawing request and the date on which such request will be honored. Any failure of the Issuer to give or any delay in the Issuer's giving any such notice shall not release or diminish the obligations of Borrower or any Lender hereunder. In determining whether to pay under any Letter of Credit, the Issuer shall have no obligation to any Lender or the Borrower other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. In the absence of gross negligence or willful misconduct on the part of the Issuer, the Issuer shall have no liability to any Lender or the Borrower for any action taken or omitted to be taken by it under or in connection with any Letter of Credit, including any such action negligently taken or negligently omitted to be taken by it.

                  (E) REIMBURSEMENT. The Borrower shall pay to the Administrative Agent for the account of the Issuer on demand therefor, in Dollars in immediately available funds, the amount of all Reimbursement Obligations owing to the Issuer under any Letter of Credit, together with interest thereon as provided in Section 3.1, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against the Issuer or any other Person. In the event that the Issuer makes any payment under any Letter of Credit and Borrower shall not have repaid such amount to the Issuer when due, the Issuer shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent, for the account of the Issuer, the amount of such Lender's Revolving Percentage of such payment in Dollars in immediately available funds on the Business Day the Issuer so notifies such Lender if such notice is given prior to 12:00 Noon or, if such notice is given after 12:00 Noon, such Lender shall make its Revolving Percentage of such payment available to the Issuer prior to 12:00 Noon on the next succeeding Business Day.

                  (F) LENDERS' OBLIGATIONS. If and to the extent any Lender shall not make such Lender's Revolving Percentage of any Reimbursement Obligations available to the Issuer when due in accordance with Section 2.6(e), such Lender agrees to pay interest to the Issuer on such unpaid amount for each day from the date such payment is due until the date such amount is paid in full to the Issuer at the Federal Funds Effective Rate until (and including) the third Business Day after the date due and thereafter at the Alternate Base Rate. The obligations of the Lenders under this Section 2.6(f) are several and not joint or joint and several, and the failure of any Lender to make available to the Issuer its Revolving Percentage of any Reimbursement Obligations when due in accordance with Section 2.6(e) shall not relieve any other Lender of its obligation hereunder to make its Revolving Percentage of such Reimbursement Obligations so available when so due, but no Lender shall be responsible for the failure of any other Lender to make such other Lender's Revolving Percentage of such Reimbursement Obligations so available when so due.

                  (G) RESCISSION. Whenever the Issuer receives a payment of a Reimbursement Obligation from or on behalf of Borrower as to which the Issuer has received any payment from a Lender pursuant to Section 2.6(e), the Issuer shall promptly pay to such Lender an amount equal to such Lender's Revolving Percentage of such payment from or on behalf of Borrower. If any payment by or on behalf of Borrower and received by the Issuer with respect to any Letter of

Credit is rescinded or must otherwise be returned by the Issuer for any reason and the Issuer has paid to any Lender any portion thereof, each such Lender shall forthwith pay over to the Issuer an amount equal to such Lender's Revolving Percentage of the amount which must be so returned by the Issuer.

                  (H) EXPENSES. Each Lender, upon the demand of the Issuer, shall reimburse the Issuer, to the extent the Issuer has not been reimbursed by Borrower after demand therefor, for the reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Issuer in connection with the collection of amounts due under, and the preservation and enforcement of any rights conferred by, any Letter of Credit or the performance of the Issuer's obligations as issuer of the Letters of Credit under this Agreement in respect thereof, to the extent of such Lender's Revolving Percentage of the amount of such costs and expenses provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent the same result solely from the gross negligence or willful misconduct of the Issuer. The Issuer shall refund any costs and expenses reimbursed by such Lender that are subsequently recovered from Borrower in an amount equal to such Lender's Revolving Percentage thereof.

                  (I) OBLIGATIONS ABSOLUTE. The obligation of the Borrower to reimburse the Issuer pursuant to this Section 2.6, and the obligation of each Lender to make available to the Issuer the amounts set forth in this Section
2.6 shall be absolute, unconditional and irrevocable under any and all circumstances, shall be made without reduction for any set-off, counterclaim or other deduction of any nature whatsoever, may not be terminated, suspended or delayed for any reason whatsoever, shall not be subject to any qualification or exception and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including without limitation, any of the following circumstances: (1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents, (2) the existence of any claim, setoff, defense or other right which Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Issuer, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document, any Letter of Credit, the transactions contemplated in the Loan Documents or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such Letter of Credit), (3) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (4 the surrender or impairment of any Collateral for the performance or observance of any of the terms of any of the Loan Documents, or (5) the occurrence of any Default or Event of Default. Nothing contained in this
Section 2.6(i), however, shall require the Borrower or any Lender to reimburse the Issuer for any amounts that become due by reason of the Issuer's gross negligence or wilful misconduct.

         2.7      PAYMENTS; PRO RATA TREATMENT AND SHARING OF SET-OFFS

                  (A) PAYMENTS GENERALLY. (i) Except as provided below, all payments, including prepayments, of principal and interest on the Loans, of the Revolving Commitment Fee, the

Letter of Credit Fees and of all other amounts to be paid by the Borrower under the Loan Documents (the Revolving Commitment Fee and the Letter of Credit Fees, together with all of such other fees, being sometimes hereinafter collectively referred to as the "FEES") shall be made to the Administrative Agent, prior to 1:00 p.m. on the date such payment is due, for the account of the applicable Credit Parties at the Payment Office, in Dollars and in immediately available funds, without set-off, offset, recoupment or counterclaim. The failure of the Borrower to make any such payment by such time shall not constitute a Default, provided that such payment is made on such due date, but any such payment made after 1:00 p.m. on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans. As between the Borrower and each Credit Party, any payment by the Borrower to the Administrative Agent for the account of such Credit Party shall be deemed to be payment by the Borrower to such Credit Party. Notwithstanding the foregoing, all payments pursuant to Sections 3.5, 3.6, 3.7, and 11.4 shall be paid directly to the Credit Party entitled thereto. If any payment under the Loan Documents shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided with respect to Interest Periods) shall be extended to the next Business Day and (except with respect to payments in respect of the Fees) interest shall be payable at the applicable rate specified herein during such extension, provided, however, that if such next Business Day would be after (i) with respect to Revolving Loans and Letters of Credit, the Revolving Loan Maturity Date, or (ii) with respect to Term Loans, the Term Loan Maturity Date, such payment shall instead be due on the immediately preceding Business Day.

                           (ii) If at any time insufficient funds are received
by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied
(A) first, towards payment of interest and fees then due under the Loan Documents, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (B) second, towards payment of principal then due under the Loan Documents, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (B) SET-OFF. In addition to any rights and remedies of the Credit Parties provided by law, upon and after the acceleration of all the obligations of the Borrower under the Loan Documents to which it is a party, or at any time upon the occurrence and during the continuance of an Event of Default under Sections 9.1(a) or (b), each Credit Party shall have the right, without prior notice to any Loan Party, any such notice being expressly waived by each Loan Party to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of such Loan Party to such Credit Party any amount owing from such Credit Party to such Loan Party, at, or at any time after, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by any Credit Party against such Loan Party or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of such Loan Party, or against anyone else claiming through or against such Loan Party, or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Credit

Party prior to the making, filing or issuance, or service upon such Credit Party of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Credit Party agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Credit Party, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  (C) ADJUSTMENTS. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in respect of the principal of or interest on its Revolving Loans or its Term Loan, resulting in such Lender receiving payment of a greater proportion of the aggregate principal amount of, or accrued interest on, such type of Loan than the proportion received by any other Lender, then the Lender receiving such greater proportion shall promptly purchase, at face value for cash, participations in the Loans of that type to the extent necessary so that the benefit of such payment shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such type, provided, however, that 1. if all or any portion of such payment is thereafter recovered, such participations shall be rescinded and the purchase price returned, in each case to the extent of such recovery, and 2. the provisions of this Section 2.7(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.7(c) shall apply). The Borrower agrees that any Lender that purchased a participation pursuant to this subsection may exercise such rights to payment (including the right of set-off) with respect to such participation as fully as such Lender were the direct creditor of the Borrower in the amount of such participation.

         2.8      CASH COLLATERAL ACCOUNT

                  At, or at any time before, the time the Borrower shall be required to make a deposit into the Cash Collateral Account, the Administrative Agent shall establish and maintain at its offices at One Wall Street, New
York, New York in the name of the Borrower but under the sole dominion and control of the Administrative Agent, a cash collateral account designated as "SFX Entertainment, Inc./Cash Collateral Account" (the "CASH COLLATERAL ACCOUNT"). The Borrower may from time to time make one or more deposits into the Cash Collateral Account. The Borrower hereby pledges to the Administrative Agent for the benefit of the Credit Parties, a Lien on and security interest in the Cash Collateral Account and all sums at any time and from time to time on deposit therein (the Cash Collateral Account, together with all sums on deposit therein, being sometimes hereinafter collectively referred to as the "CASH COLLATERAL"), as collateral security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, of the Borrower Obligations. The Borrower agrees that at any time and from time to time at its expense, it will promptly execute and deliver to the Administrative Agent any further instruments and documents, and take any further actions, that may be necessary or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Cash Collateral. The Borrower agrees that it will not a. sell or otherwise dispose of any of the Cash Collateral, or b. create or permit to exist any Lien upon any of the Cash Collateral, except for Permitted Liens. The Borrower hereby authorizes the Administrative Agent, promptly after each drawing under any Letter of Credit shall become due and payable, to apply any and all cash on deposit in the Cash Collateral Account towards the reimbursement of the Issuer for all sums paid in respect of such drawing, and all other Borrower Obligations which shall then be due and owing.


ARTICLE 3.        INTEREST, FEES, YIELD PROTECTIONS, ETC.

         3.1      INTEREST RATE AND PAYMENT DATES

                  (A) ADVANCES. Each c. ABR Advance shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin and
d. Eurodollar Advance shall bear interest at a rate per annum equal to the Eurodollar Rate for the applicable Interest Period plus the Applicable Margin.

                  (B) EVENT OF DEFAULT; LATE CHARGES. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, the outstanding principal balance of the Loans shall bear interest at a rate per annum equal to 2% plus the rate otherwise applicable to such Loans as provided in subsection (a) above. If any interest, Reimbursement Obligation, Fee or other amount payable under the Loan Documents is not paid when due (whether at the stated maturity thereof, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the Alternate Base Rate plus 2%, from the date of such nonpayment until paid in full (whether before or after the entry of a judgment thereon). All such interest shall be payable on demand.

                  (C) PAYMENT OF INTEREST. Except as otherwise provided in subsection (b) above, interest shall be payable in arrears on the following dates and upon each payment (including prepayment) of the Loans:

                           (i) in the case of an ABR Advance, on the last Business Day of each March, June, September and December commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance;

                           (ii) in the case of a Eurodollar Advance, on the last day of the Interest Period applicable thereto and, if such Interest Period is longer than three months, the last Business Day of each three month interval occurring during such Interest Period;

                           (iii) in the case of all Revolving Loans, the Revolving Loan Maturity Date; and

                           (iv) in the case of all Term Loans, the Term Loan
Maturity Date.

                  (D) COMPUTATIONS. Interest on e. ABR Advances to the extent based on the Prime Rate shall be calculated on the basis of a 365 or 366-day year (as the case may be), and f. ABR Advances to the extent based on the Federal Funds Effective Rate and on Eurodollar Advances shall be calculated on the basis of a 360-day year, in each case, for the actual number of days elapsed. The Administrative Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the Prime Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required. Each determination of a rate of interest by the Administrative Agent pursuant to the Loan Documents shall be conclusive and binding on all parties hereto absent manifest error. The Borrower acknowledges that to the extent interest payable on ABR Advances is based on the Prime Rate, such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the Prime Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

         3.2      FEES

                  (A) REVOLVING COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with each Lender's Revolving Percentage, a fee (the "REVOLVING COMMITMENT FEE"), during the period from the Effective Date through the Revolving Commitment Termination Date, at a rate per annum equal to the Commitment Fee Percentage on the excess of the average daily Aggregate Revolving Commitment over the Aggregate Revolving Exposure. The Revolving Commitment Fee shall be payable g. quarterly in arrears on the last Business Day of each March, June, September and December during such period, commencing on the first such day following the Effective Date, h. on the date of any reduction in the Aggregate Revolving Commitment (to the extent of such reduction) and i. on the Revolving Loan Maturity Date. The Revolving Commitment Fee shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

                  (B) LETTER OF CREDIT FEES. The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with each Lender's Revolving Percentage, commissions (the "LETTER OF CREDIT FEES") with respect to the Letters of Credit for the period from and including the date of issuance of each thereof through the expiration date thereof, at a rate per annum equal to the Applicable Margin on the average daily maximum amount available under any contingency to be drawn under such Letter of Credit. The Letter of Credit Fees shall be j. calculated on the basis of a 360-day year for the actual number of days elapsed and k. payable quarterly in arrears on the last Business Day of each March, June, September and December of each year, commencing on the first such day following the Effective Date, and on the date that the Revolving Commitments shall expire. In addition to the Letter of Credit Fees, the Borrower agrees to pay to the Issuer, for its own account, its standard fees and charges customarily charged to customers similar to the Borrower with respect to any Letter of Credit.

                  (C) ADMINISTRATIVE AGENT'S AND ISSUER'S FEES. The Borrower agrees to pay to the Administrative Agent and the Issuer, for their own respective accounts, such other fees as have been agreed to in writing by the Borrower, the Administrative Agent and the Issuer.

         3.3      CONVERSIONS

                  (A) The Borrower may elect from time to time to convert one or more Eurodollar Advances to ABR Advances by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election, specifying the amount to be converted, provided, that any such conversion of Eurodollar Advances shall only be made on the last day of the Interest Period applicable thereto. In addition, the Borrower may elect from time to time to l. convert ABR Advances comprising all or a portion of Loans to Eurodollar Advances and m. continue Eurodollar Advances as new Eurodollar Advances by selecting a new Interest Period therefor, in each case by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, in the case of a conversion to, or continuation of, Eurodollar Advances, specifying the amount to be so converted or continued and the initial Interest Period relating thereto, provided that any such conversion of ABR Advances to Eurodollar Advances shall only be made on a Business Day and any such continuation of Eurodollar Advances as new Eurodollar Advances shall only be made on the last day of the Interest Period applicable to the Eurodollar Advances which are to be continued as such new Eurodollar Advances. Each such notice (a "NOTICE OF CONVERSION") shall be substantially in the form of Exhibit C, shall be irrevocable and shall be given by facsimile (confirmed promptly, and in any event within five Business Days, by the delivery to the Administrative Agent of a Notice of Conversion manually signed by the Borrower). The Administrative Agent shall promptly provide the Lenders with notice of each such election. Advances may be converted or continued pursuant to this Section in whole or in part, provided that the amount to be converted to, or continued as, each Eurodollar Advance, when aggregated with any Eurodollar Advance to be made on such date in accordance with Section 2.2 and having the same Interest Period as such first Eurodollar Advance, shall equal the Minimum Amount.

                  (B) Notwithstanding anything in this Agreement to the contrary, upon the occurrence and during the continuance of an Event of Default, the Borrower shall have no right to elect to convert any existing ABR Advance to a new Eurodollar Advance or to continue any existing Eurodollar Advance as a new Eurodollar Advance. In such event, all ABR Advances shall be automatically continued as ABR Advances and all Eurodollar Advances shall be automatically converted to ABR Advances on the last day of the then current Interest Period applicable to such Eurodollar Advance.

                  (C) Each conversion or continuation shall be effected by each Lender by applying the proceeds of its new ABR Advance or Eurodollar Advance, as the case may be, to its Advances (or portion thereof) being converted (it being understood that any such conversion or continuation shall not constitute a borrowing for purposes of Sections 4, 5 or 6).

         3.4      CONCERNING INTEREST PERIODS

                  (A) No Interest Period in respect of a Eurodollar Advance under a Revolving Loan shall end after the Revolving Commitment Termination Date, and no Interest Period in respect of a Eurodollar Advance under a Term Loan shall end after the Term Loan Maturity Date.

                  (B) With respect to Eurodollar Advances, any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  (C) If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, in the case of a Interest Period, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day.

                  (D) If the Borrower shall have failed to timely elect a Eurodollar Advance under Section 2.2 or 3.3, as the case may be, in connection with any borrowing of, conversion to, or continuation of, a Eurodollar Advance, such borrowing or such Advance requested to be converted to, or continued as, a Eurodollar Advance shall thereafter be an ABR Advance until such time, if any, as the Borrower shall elect a new Eurodollar Advance pursuant to Section 3.3.

                  (E) The Borrower shall not be permitted to have more than eight Eurodollar Advances outstanding at any one time, it being agreed that each borrowing of a Eurodollar Advance pursuant to a single Credit Request shall constitute the making of one Eurodollar Advance for the purpose of calculating such limitation.

         3.5      FUNDING LOSS

                  Notwithstanding anything contained herein to the contrary, if the Borrower shall fail to borrow, convert or continue a Eurodollar Advance on a Borrowing Date or Conversion Date after it shall have given notice to do so in which it shall have requested a Eurodollar Advance, or if a Eurodollar Advance shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or if, while a Eurodollar Advance is outstanding, any repayment or prepayment of such Eurodollar Advance is made for any reason (including as a result of acceleration or illegality) on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender the amount (calculated by such Lender using any reasonable method chosen by such Lender which is customarily used by such Lender for such purpose) equal to any loss or out-of-pocket expense suffered by such Lender as a result of such failure to borrow convert, or continue, or such termination, repayment or prepayment, including any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Eurodollar Advance or redeploying funds prepaid or repaid, in amounts which correspond to such Eurodollar Advance and any reasonable internal processing charge customarily charged by such Lender in connection therewith.

         3.6      INCREASED COSTS; ILLEGALITY, ETC.

                  (A) INCREASED COSTS. If any Change in Law shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Credit Party in respect of its Eurodollar Advances which is not otherwise included in the determination of a Eurodollar Rate or against any Letters of Credit issued hereunder and the result thereof is to increase the cost to any Credit Party of making, renewing, converting or maintaining its Eurodollar Advances or its commitment to make such Eurodollar Advances, or to reduce any amount receivable under the Loan Documents in respect of its Eurodollar Advances, or to increase the cost to any Credit Party of issuing or maintaining the Letters of Credit or participating therein, as the case may be, or the cost to any Credit Party of performing its respective functions hereunder with respect to the Letters of Credit, then, in any such case, the Borrower shall pay such Credit Party such additional amounts as is sufficient to compensate such Credit Party for such additional cost or reduction in such amount receivable which such Credit Party deems to be material as determined by such Credit Party. After reimbursing such Credit Party pursuant to the terms of this Section 3.6(a), the Borrower may at any time, upon five Business Days' prior notice to the Credit Party, convert in full the then outstanding Eurodollar Advances of such Credit Party into ABR Advances and reimburse such Credit Party for all its losses and expenses as required pursuant to Section 3.5.

                  (B) CAPITAL ADEQUACY. If any Credit Party determines that any Change in Law relating to capital requirements has or would have the effect of reducing the rate of return on such Credit Party's capital or on the capital of such Credit Party's holding company, if any, on the Extensions of Credit to a level below that which such Credit Party (or its holding company) would have achieved or would thereafter be able to achieve but for such Change in Law (after taking into account such Credit Party's (or such holding company's) policies regarding capital adequacy), the Borrower shall pay to such Credit Party (or such holding company) such additional amount or amounts as will compensate such Credit Party (or such holding company) for such reduction.

                  (C) ILLEGALITY. Notwithstanding any other provision hereof, if any Lender shall reasonably determine that any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain any Eurodollar Advance as contemplated by this Agreement, such Lender shall promptly notify the Borrower and the Administrative Agent thereof, and n. the commitment of such Lender to make such Eurodollar Advances or convert ABR Advances to Eurodollar Advances shall forthwith be suspended, o. such Lender shall fund its portion of each requested Eurodollar Advance as an ABR Advance and p. such Lender's Loans then outstanding as such Eurodollar Advances, if any, shall be converted automatically to ABR Advances on the last day of the then current Interest Period applicable thereto or at such earlier time as may be required by law. The commitment of any such Lender with respect to Eurodollar Advances shall be suspended until such Lender shall notify the Administrative Agent and the Borrower that the circumstances causing such suspension no longer exist. Upon receipt of such notice by each of the Ad-ministrative Agent and the Borrower, such Lender's commitment to make or maintain Eurodollar Advances shall be reinstated.

                  (D) SUBSTITUTED INTEREST RATE. In the event that q. the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to
Section 3.1 or r. the Required Lenders shall have notified the Administrative Agent that they have determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate, with respect to any portion of the Loans that the Borrower has requested be made as Eurodollar Advances or Eurodollar Advances that will result from the requested conversion or continuation of any portion of the Advances into or of Eurodollar Advances (each, an "AFFECTED ADVANCE"), the Administrative Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination, on or, to the extent practicable, prior to the requested Borrowing Date or Conversion Date for such Affected Advances. If the Administrative Agent shall give such notice, (a) any Affected Advances shall be made as ABR Advances, (b) the Advances (or any portion thereof) that were to have been converted to Affected Advances shall be converted to ABR Advances and (c) any outstanding Affected Advances shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances. Until any notice under clauses (i) or (ii), as the case may be, of this Section has been withdrawn by the Administrative Agent (by notice to the Borrower promptly upon either (x) the Administrative Agent having determined that such circumstances affecting the interbank eurodollar market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 3.1 or (y) the Administrative Agent having been notified by such Required Lenders that circumstances no longer render the Advances (or any portion thereof) Affected Advances), no further Eurodollar Advances shall be required to be made by the Lenders, nor shall the Borrower have the right to convert all or any portion of the Loans to or as Eurodollar Advances.

                  (E) PAYMENT; CERTIFICATES. Each payment pursuant to subsections (a) or (b) above shall be made within 10 days after demand therefor, which demand shall be accompanied by a certificate of the Credit Party demanding such payment setting forth the calculations of the additional amounts payable pursuant thereto. Each such certificate shall be conclusive absent manifest error.

         3.7      TAXES

                  (A) PAYMENTS FREE OF TAXES. All payments by or on account of the Borrower under any Loan Document to or for the account of a Credit Party shall be made free and clear of, and without any deduction or withholding for or on account of, any and all present or future Indemnified Taxes or Other Taxes, provided that if the Borrower or any other Person is required by any law, rule, regulation, order, directive, treaty or guideline to make any deduction or withholding in respect of such Indemnified Tax or Other Tax from any amount required to be paid by the Borrower to or on behalf of any Credit Party under any Loan Document (each a "Required Payment"), then (i) the Borrower shall notify the Administrative Agent and such Credit Party of any such requirement or any change in any such requirement as soon as the Borrower becomes aware thereof,
(ii) the Borrower shall pay such Indemnified Tax or Other Tax prior to the date on which penalties attach thereto, such payment to be made (to the extent that the liability to pay is imposed on the Borrower) for its own account or (to the extent that the liability to pay is imposed on such Credit Party) on behalf and in the name of such Credit Party, (iii) the Borrower shall pay to such Credit Party an additional amount such that such Credit Party shall receive on the due date therefor an amount equal to the Required Payment had no such deduction or withholding been made or required, and (iv) the Borrower shall, within 30 days after paying such Indemnified Tax or Other Tax, deliver to the Administrative Agent and such Credit Party satisfactory evidence of such payment to the relevant Governmental Authority.

                  (B) REIMBURSEMENT FOR TAXES AND OTHER TAXES PAID BY CREDIT PARTY. The Borrower shall reimburse each Credit Party, within ten days after written demand therefor, for the full amount of all Indemnified Taxes or Other Taxes paid by such Credit Party on or with respect to any payment by or on account of any obligation of the Borrower under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (other than any such penalties, interest or expenses that are incurred by such Credit Party's unreasonably taking or omitting to take action with respect to such Indemnified Taxes or Other Taxes), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Credit Party shall be conclusive absent manifest error. In the event that any Credit Party determines that it received a refund or credit for Indemnified Taxes or Other Taxes paid by the Borrower under this
Section 3.7, such Credit Party shall promptly notify the Borrower of such fact and shall remit to the Borrower the amount of such refund or credit.

                  (C) FOREIGN CREDIT PARTIES. Any Foreign Credit Party that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under the Loan Documents shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law (e.g., Internal Revenue Form 4224 or Form 1001) or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

         3.8      REPAYMENT; EVIDENCE OF DEBT

                  (A) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the Loans in such amounts and at such times as is provided in this Agreement.

                  (B) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (C) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, its character as a Eurodollar Loan or an ABR Loan, and any Interest Period applicable thereto,
(ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (D) The entries made in the accounts maintained pursuant to subsections (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (E) Any Lender may request that Loans made by it be evidenced by a promissory note (and such Lender shall be deemed to have requested a promissory note if it shall not have expressly advised the Administrative Agent in writing that it does not want a promissory note). In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit A. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.5) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

ARTICLE 4.        REPRESENTATIONS AND WARRANTIES

         In order to induce the Credit Parties to enter into this Agreement and extend or participate in the Extensions of Credit provided herein, the Borrower makes the following representations and warranties to the Credit Parties:

         4.1      ORGANIZATION AND POWER

                  Each of the Borrower and its Subsidiaries s. is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, t. has all requisite power and authority to own its property and to carry on its business as now conducted, and u. is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted therein or the property owned by it therein makes such qualification necessary, except where such failure to qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse effect.

         4.2      AUTHORIZATION; ENFORCEABILITY

                  Each Transaction is within the corporate, partnership or other analogous powers of each of the Borrower and each Subsidiary party thereto and have been duly authorized by its Managing Person and, if required, by any other Person including holders of its Capital Stock. Each Loan Document has been validly executed and delivered by each Loan Party party thereto and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         4.3      APPROVALS; NO CONFLICTS

                  Except as provided on Schedule 4.3, no Transaction v. requires any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect, w. will violate any applicable law, rule or regulation or the Organizational Documents of the Borrower or any Subsidiary or any order of any Governmental Authority, x. will violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary, and y. will result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary other than the Permitted Liens.

         4.4      FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE

                  (A) The Borrower has heretofore furnished to each Credit Party the consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated statements of operations and cash flows as of and for the nine-month period ended September 30, 1997, as audited and certified by the Accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the quarterly statements referred to above. Except as fully reflected in such financial statements, there are no material liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

                  (B) Since September 30, 1997, except for the Transactions, each of the Borrower and each Subsidiary which was a Subsidiary as of such date has conducted its business only in the ordinary course and there has been no Material Adverse change.

                  (C) Since the date of its acquisition (or if not acquired, its creation), each Subsidiary has conducted its business only in the ordinary course and there has been no Material Adverse change.

         4.5      PROPERTIES

                  (A) Except as set forth on Schedule 4.5(a), each of the Borrower and each Restricted Subsidiary has good and marketable title to, or valid leasehold interests in, (i) all of its property, real and personal, material to its business, and (ii) all Venues, in either case subject to no Liens, except Permitted Liens and except for minor defects in title that do not interfere in any material respect with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (B) Each of the Borrower and each Restricted Subsidiary owns or is licensed to use all patents, trademarks, tradenames, copyrights and other intellectual property material to its business, and the use thereof by the Borrower or any Restricted Subsidiary does not conflict with or infringe upon the valid rights of others, except for any such conflicts or infringements that individually or in the aggregate, could not reasonably be expected to result in a Material Adverse effect.

                  (C) Schedule 4.5(c) sets forth the address of each real property that is owned or leased by any Loan Party as of the Effective Date.

         4.6      LITIGATION

                  Except as set forth on Schedule 4.6, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower or any Subsidiary) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary, or maintained by the Borrower or any Subsidiary or which may affect the property of any the Borrower or any Subsidiary, z. that, in the good faith opinion of the Borrower, would reasonably be expected to have an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse effect or aa. that involve any of the Transactions. Since the Effective Date, there has been no change in the status of any matter disclosed on Schedule 4.6 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse effect.

         4.7      ENVIRONMENTAL MATTERS

                  Except as set forth on Schedule 4.7 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse effect, neither the Borrower nor any Subsidiary has bb. received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate could reasonably be expected to result in a Material Adverse effect, arising in connection with any non-compliance with or violation of the requirements of any applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Substance (as defined below) or to health and safety matters (collectively, "ENVIRONMENTAL LAWS"), cc. to the best knowledge of the Borrower, any threatened or actual liability in connection with the release or threatened release of any Hazardous Substance into the environment which individually or in the aggregate could reasonably be expected to result in a Material Adverse effect, dd. received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance into the environment for which the Borrower or any of its Subsidiaries is or would be liable, which liability could reasonably be expected to result in a Material Adverse effect, or ee. has received notice that any the Borrower or any of its Subsidiaries is or may be liable to any Person under any Environmental Law, which liability could reasonably be expected to result in a Material Adverse effect. Each of the Borrower and each of its Subsidiaries is in compliance with the financial responsibility requirements of Environmental Laws to the extent applicable, except in those cases in which the failure so to comply would not reasonably be expected to result in a Material Adverse effect. For purposes hereof, "HAZARDOUS SUBSTANCE" shall mean any hazardous or toxic substance, material, waste or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, radioactive materials or any other substance or waste regulated pursuant to any Environmental Law. Since the Effective Date, there has been no change in the status of any matter disclosed on Schedule 4.7 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse effect.

         4.8      COMPLIANCE WITH LAWS AND AGREEMENTS; NO DEFAULT

                  Each of the Borrower and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse effect. No Default has occurred and is continuing.

         4.9      INVESTMENT COMPANIES AND OTHER REGULATED ENTITIES

                  None of the Borrower, any Subsidiary nor any Person controlled by, controlling, or under common control with, the Borrower or any Subsidiary, is ff. an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, gg. a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or the Federal Power Act, as amended, or hh. subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness for borrowed money, including statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         4.10     FEDERAL RESERVE REGULATIONS

                  (A) Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. After giving effect to each Transaction and the making of each Extension of Credit, Margin Stock will constitute less than 25% of the assets (as determined by any reasonable method) of the Borrower and its Subsidiaries.

                  (B) No part of the proceeds of any Extension of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation G, U or X.

         4.11     ERISA

                  Each Pension Plan is in compliance with ERISA and the Code, where applicable, in all material respects and no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse effect. The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000 the fair market value of the assets of such Pension Plan, and the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000 the fair market value of the assets of all such underfunded Pension Plans.

         4.12     TAXES

                  Except as set forth on Schedule 4.12, each of the Borrower and each Subsidiary has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid, or caused to be paid, all Taxes required to have been paid by it except ii. Taxes being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves, or jj. to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse effect.

         4.13     SUBSIDIARIES

                  As of the Effective Date, kk. the Borrower has only the Subsidiaries set forth on, and the authorized, issued and outstanding Capital Stock of the Borrower and its Subsidiaries is as set forth on, Schedule 4.13 and ll. the ownership interests in each Subsidiary of the Borrower are duly authorized, validly issued, fully paid and nonassessable and are owned beneficially and of record by the Persons set forth on such Schedule 4.13, free and clear of all Liens (other than Permitted Liens). Except as set forth on
Schedule 4.13, neither the Borrower nor any of its Subsidiaries has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof and there are no agreements, voting trusts or understandings binding upon the Borrower or any of its Subsidiaries with respect to the voting securities of the Borrower or any of its Subsidiaries or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing.

         4.14     ABSENCE OF CERTAIN RESTRICTIONS

                  No indenture, certificate of designation for preferred stock, agreement or instrument to which the Borrower or any of its Subsidiaries is a party (other than this Agreement), prohibits or limits in any way, directly or indirectly the ability of any Subsidiary to make Restricted Payments or loans to, to make any advance on behalf of, or to repay any Indebtedness to, the Borrower or to another Subsidiary.

         4.15     STATUS AS SENIOR DEBT

                  The Indebtedness of the Borrower under the Loan Documents constitutes "Designated Senior Debt" and "Senior Debt" each as defined in the Subordinated Indenture.

         4.16     LABOR RELATIONS

                  As of the Effective Date, there are no material controversies pending that involve the Borrower or any Subsidiary which might result in a Material Adverse effect.

         4.17     INSURANCE

                  Schedule 4.17 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance that are due and payable have been paid.

         4.18     NO MISREPRESENTATION

                  The Borrower has disclosed to each Credit Party all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse effect. Neither the Confidential Information Memorandum dated January 1998, prepared in connection with the syndication of this Agreement nor any certificate or report from time to time furnished by any of the Loan Parties in connection with the Transactions contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made, provided that any projections or pro-forma financial information contained therein are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Credit Parties that such projections as to future events are not to be viewed as facts, and that actual results during the period or periods covered thereby may differ from the projected results.

         4.19     VALIDITY AND PERFECTION OF SECURITY INTEREST

                  The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and when mm. financing statements in appropriate form are filed in the offices specified on
Schedule 6 to the Perfection Certificate, nn. Collateral consisting of Securities Certificates and Instruments (as defined in the Security Agreement) are delivered to the Administrative Agent, oo. Collateral consisting of cash is deposited in the Cash Collateral Account, and pp. either the Security Agreement or Grants of Security Interest (as defined in the Security Agreement) with respect to Trademarks and Copyrights (as defined in the Security Agreement) are filed in the United States Patent and Trademark Office and the United States Copyright Office, respectively, the security interest granted to the Administrative Agent in the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

         4.20     TRANSACTION DOCUMENTS

                  On and after the consummation of each Transaction, the Transaction Documents applicable thereto are and shall be in full force and effect.

         4.21     FINANCIAL CONDITION

                  On and after each Borrowing Date and each date upon which a Transaction shall be consummated, neither the Borrower nor any Subsidiary Guarantor is Insolvent.

         4.22     REPRESENTATIONS WITH RESPECT TO THE MORTGAGES

                  Upon the delivery to the Administrative Agent of each Mortgage and on and after each Borrowing Date and each date upon which a Transaction shall be consummated, (i) each of the representations and warranties contained in such Mortgage is restated as of such date and (ii) such Mortgage is effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the Administrative Agent, for the ratable benefit of the Required Lenders, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when such Mortgage is duly recorded in the applicable governmental offices, such Mortgage shall constitute a Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Permitted Liens.

ARTICLE 5.        CONDITIONS PRECEDENT TO EFFECTIVENESS AND FIRST
                  EXTENSIONS OF CREDIT

         In addition to the conditions precedent set forth in Article 6, the obligation of the Credit Parties to make Extensions of Credit shall not become effective until each of the following conditions precedent have been satisfied (or waived pursuant to Section 11.1):

         5.1      EVIDENCE OF ACTION

                  The Administrative Agent shall have received a certificate, dated the Effective Date, of the Secretary or Assistant Secretary or other analogous counterpart of each Loan Party:

                  (A) attaching a true and complete copy of the resolutions of its Managing Person and of all other documents evidencing all necessary corporate, partnership or other action (in form and substance satisfactory to the Administrative Agent) taken to authorize the Loan Documents to which it is a party and the transactions contemplated thereby;

                  (B) attaching a true and complete copy of its Organizational Documents;

                  (C) setting forth the incumbency of its officer or officers (or other analogous counterpart) who may sign the Loan Documents, including therein a signature specimen of such officer or officers (or other analogous counterpart); and

                  (D) attaching a certificate of good standing of the Secretary of State of the jurisdiction of its formation and of each other jurisdiction in which it is qualified to do business, except, in the case of such other jurisdiction, when the failure to be in good standing in such jurisdiction would not result in a Material Adverse effect.

         5.2      THIS AGREEMENT

                  The Administrative Agent (or Special Counsel) shall have received, in respect of each Person listed on the signature pages of this Agreement, either (a) a counterpart signature page hereof signed on behalf of such Person, or (b) written evidence satisfactory to the Administrative Agent (which may include a facsimile transmission of a signed signature page of this Agreement) that a counterpart signature page hereof has been signed on behalf of such Person.

         5.3      NOTES

                  The Administrative Agent shall have received a Note for each Lender (other than a Lender which shall have expressly requested that it not receive a Note), dated the Effective Date, duly executed by a duly authorized officer of the Borrower.

         5.4      OPINION OF COUNSEL TO THE LOAN PARTIES

                  The Administrative Agent shall have received a favorable opinion of Baker & McKenzie, counsel to the Loan Parties, addressed to the Credit Parties, dated the Effective Date, substantially in the form of Exhibit E.

         5.5      OFFICER'S CERTIFICATE

                  The Administrative Agent shall have received a certificate of the President, a Vice President or a Financial Officer of the Borrower, dated the Effective Date, in all respects satisfactory to the Administrative Agent

                  (A) certifying that as of the Effective Date (i) no Default exists, and (ii) the representations and warranties contained in the Loan Documents are true and correct,

                  (B) certifying that Broadcasting has contributed to the Borrower or any Subsidiary Guarantor all of the concert and other live entertainment assets of Broadcasting and its Subsidiaries in accordance with the Distribution Agreement as in effect on the Effective Date (the "CONTRIBUTION"),

                  (C) certifying that the Borrower has issued, and is in receipt of not less than $339,500,000 of the proceeds of the sale of, the Subordinated Notes,

                  (D) certifying that qq. the Pace Acquisition and the Pavilion Partners Acquisition have been (or simultaneously with the making of the first Extension of Credit is being) consummated in accordance with the terms of
Section 8.5(a), rr. the Borrower owns not less than 100% of each class of the Capital Stock of Pace and not less than 100% of the Capital Stock of Pavilion Partners, and ss. all outstanding Indebtedness of Pace, Pavilion Partners (other than the Sanwa Debt) and their respective Subsidiaries shall has been (or simultaneously with the making of the first Extension of Credit is being) paid in full and all agreements (other than the Sanwa Loan Documents) with respect thereto have been cancelled or terminated, and all Liens, if any, securing the same shall have been terminated (and attaching evidence satisfactory to the Administrative Agent of such Lien terminations),

                  (E) certifying that, except as set forth on Schedule 4.3, all approvals and consents of all Persons required to be obtained in connection with the consummation of the Initial Transactions have been obtained, all required notices have been given and all required waiting periods have expired, and

                  (F) attaching a true, complete and correct copy of each of the Transaction Documents executed and delivered through the Effective Date.

         5.6      SECURITY DOCUMENTS, SEARCH REPORTS, ETC.

                  The Administrative Agent (or Special Counsel) shall have received a counterpart of the Security Agreement, dated the Effective Date, signed by the Borrower and each Subsidiary Guarantor (or a facsimile of a signature page thereof signed by the Borrower) together with the following:

                  (A) a completed Perfection Certificate, dated the Effective Date and signed by both a Financial Officer and the general counsel of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings and the results of certain copyright, trademark, tax and judgment lien searches made with respect to the Borrower and each Subsidiary Guarantor in the jurisdictions contemplated by the Perfection Certificate and such other jurisdictions as the Administrative Agent may reasonably request, and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by
Section 8.2 or have been released;

                  (B) except as otherwise provided on Schedule 5.6(b), one or more certificates (to the extent any Capital Stock of a Subsidiary is represented by a certificate) evidencing (i) 100% of the outstanding Capital Stock of each Domestic Subsidiary which is not an Excluded Subsidiary, and (ii) not less than 65% of the issued and outstanding Capital Stock of each Foreign Subsidiary, in each case, together with undated stock powers with respect thereto, executed in blank by the Borrower or such Subsidiary Guarantor, as the case may be;

                  (C) except as otherwise provided on Schedule 5.6(b), Instruments (as defined in the Security Agreement) constituting Collateral, duly indorsed in blank by the Borrower or such Subsidiary Guarantor, as the case may be;

                  (D) Grants of Security Interest with respect to Trademarks and Copyrights (as defined in the Security Agreement), substantially in the form of Annexes B-1 and B-2, respectively, to the Security Agreement;

                  (E) such Uniform Commercial Code Financing Statements, executed by the appropriate Loan Party, as shall be reasonably requested by the Administrative Agent; and

                  (F) such other documents as the Administrative Agent may require in connection with the creation and perfection of the security interests intended to be granted under the Security Documents.

         5.7      MATERIAL AGREEMENTS

                  The Administrative Agent shall have received a fully executed copy of each of the Material Agreements requested which is not delivered pursuant to Section 5.5(f), in each case certified to be a true and complete copy thereof by the Secretary or Assistant Secretary of the Borrower, each of which shall be in form and substance satisfactory to the Administrative Agent.

         5.8      PROPERTY, PUBLIC LIABILITY AND OTHER INSURANCE

                  The Administrative Agent shall have received a certificate of all insurance maintained by the Borrower and its Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent, together with the endorsements required by Section 5.4 of the Security Agreement.

         5.9      COMPLIANCE CERTIFICATE

                  The Administrative Agent shall have received a Compliance Certificate signed by a Financial Officer of the Borrower, in all respects reasonably satisfactory to the Administrative Agent, dated the Effective Date, and (i) stating that the Borrower is in compliance with all covenants on a pro-forma basis after giving effect to each Initial Transaction, and (ii) attaching a copy of a pro-forma consolidated balance sheet of the Borrower utilized for purposes of preparing such Compliance Certificate, which pro-forma consolidated balance sheet presents the

Borrower's good faith estimate of its pro-forma consolidated financial condition at the date thereof, after giving effect to the Initial Transactions.

         5.10     SOLVENCY CERTIFICATE

                  The Administrative Agent shall have received a certificate of a Financial Officer of the Borrower, dated the Effective Date, in all respects reasonably satisfactory to the Administrative Agent certifying that, to the best knowledge of such Financial Officer, after giving effect to the Initial Transactions neither the Borrower nor any Subsidiary Guarantor is Insolvent.

         5.11     FEES

                  The Administrative Agent shall have received all fees and other amounts due and payable to the Administrative Agent under the Loan Documents on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of the fees and disbursements of Special Counsel and all other out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

         5.12     OTHER DOCUMENTS

                  The Administrative Agent shall have received such other documents, each in form and substance reasonably satisfactory to it, as it shall reasonably request.

The Administrative Agent shall notify the Borrower and each Credit Party of the date upon which each of the conditions precedent set forth in this Article 5 have been satisfied (or waived in accordance with Section 11.1), and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Credit Parties to make Extensions of Credit shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 11.1) on or before March 2, 1998 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).


ARTICLE 6.        CONDITIONS TO EACH CREDIT EVENT

         The obligation of each Credit Party to make any Extension of Credit (other than a participation in a Letter of Credit) under this Agreement shall be subject to the satisfaction of the following conditions precedent as of the date thereof:

         6.1      COMPLIANCE

                  On each Borrowing Date and after giving effect to the Extensions of Credit thereon tt. no Default shall have occurred or be continuing, and uu. the representations and warranties contained in the Loan Documents (other than representations and warranties contained in Section 4.4(a)) shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date. Each Extension of Credit and each Credit Request therefor shall constitute a certification by the Borrower as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

         6.2      CREDIT REQUEST

                  With respect to each Extension of Credit, the Administrative Agent shall have received a Credit Request, executed by a duly authorized officer of the Borrower.

         6.3      LAW

                  Such Extension of Credit shall not be prohibited by any applicable law, rule or regulation.

ARTICLE 7.        AFFIRMATIVE COVENANTS

         The Borrower agrees that, so long as any Commitment is in effect and until the principal of, and interest on, each Loan, all Reimbursement Obligations, all Fees and all other amounts payable under the Loan Documents shall have been paid in full:

         7.1      FINANCIAL STATEMENTS AND INFORMATION

                  The Borrower shall furnish or cause to be furnished to the Administrative Agent and each Lender:

                           (A) within 90 days after the end of each fiscal year:

                                       (I) a copy of its audited consolidated
         balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the Accountants (without (x) a "going concern" or like qualification or exception, (y) any qualification or exception as to the scope of such audit or (z) any exception or qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause the Borrower to be in default of any of its obligations under
         Section 8.16 (each, an "IMPERMISSIBLE QUALIFICATION")) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and

                                       (II) a copy of the balance sheet and
         related statements of operations, stockholders' equity and cash flows for the Borrower and its Restricted Subsidiaries, taken as a whole, as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year to the extent available, certified by a Financial Officer to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and the Restricted Subsidiaries, taken as a whole, in accordance with GAAP consistently applied (except with respect to principles of consolidation as they relate solely to Unrestricted Subsidiaries);

                           (B) within 45 days after the end of after the end of
each of the first three fiscal quarters of each fiscal year:

                                    (I) a copy of its (1) consolidated balance
         sheet and the related consolidated statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, and (2) unaudited financial information for each of the Borrower's business lines, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; and

                           (II) a copy of the balance sheet and related statements of operations, stockholders' equity and cash flows for the Borrower and its Restricted Subsidiaries, taken as a whole, as of the end of such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year to the extent available, certified by a Financial Officer to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and the Restricted Subsidiaries, taken as a whole, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of footnotes, and except with respect to principles of consolidation as they relate solely to Unrestricted Subsidiaries);

                           (C) concurrently with any delivery of financial
statements under subsections (a) or (b) above, a certificate (a "COMPLIANCE CERTIFICATE") of a Financial Officer of the Borrower, substantially in the form of Exhibit D, vv. certifying as to whether a Default has occurred and, if so, specifying the details thereof and any action taken or proposed to be taken with respect thereto, ww. setting forth reasonably detailed calculations demonstrating compliance with Section 8.16 and xx. stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate;

                           (D) as soon as available but in any event no later
than 30 days after the end of each calendar month, yy. a report on the Unconsolidated Investments in such form as shall be mutually agreed upon by the Borrower and the Administrative Agent, and zz. unaudited revenue and expense statements as of the end of such calendar month and for the period from the beginning of the then current fiscal year to the end of such calendar month, including comparative figures from comparable periods in the prior year and a comparison of actual results to those set forth in the budget for such period, all prepared by Borrower and otherwise in form and detail satisfactory to the Administrative Agent;

                           (E) concurrently with any delivery of financial
statements under subsection (a) above, a certificate of the Accountants stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                           (F) concurrently with any delivery of financial
statements under subsection (a) above, a certificate executed by a Financial Officer and the general counsel of the Borrower aaa. setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this subsection (f), bbb. certifying that all Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and re-registrations, containing a description of the Collateral, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interest of the Administrative Agent for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period) and ccc. identifying in the format of Schedules 7, 8 and 10 to the Perfection Certificate, as applicable, Equity Interests (as defined in the Security Agreement) of the Borrower, Instruments (as defined in the Security Agreement) and Intellectual Property of the Borrower and each Subsidiary Guarantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Administrative Agent;

                           (G) promptly after the same become publicly
available, copies of all material periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

                           (H) not later than thirty days after the first day
of each fiscal year, a budget for the Borrower and its Subsidiaries for such fiscal year, in form and substance reasonably satisfactory to the Administrative Agent; and

                           (I) promptly following any request therefor, such
other information regarding the Borrower or any Subsidiaries, or compliance with the terms of this Agreement, as any Credit Party may reasonably request.

         7.2      NOTICE OF MATERIAL EVENTS

                  The Borrower shall furnish to the Administrative Agent and each Lender, prompt written notice of the following together with a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto:

                           (A) the occurrence of any Default;

                           (B) the filing or commencement of any action, suit
or proceeding by or before any Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could in the good faith opinion of the Borrower reasonably be expected to result in a Material Adverse effect;

                           (C) any lapse, refusal to renew or extend or other
termination of any material license, permit, franchise or other authorization issued to the Borrower or any Subsidiary by any Person or Governmental Authority, which lapse, refusal or termination, could reasonably be expected to result in a Material Adverse effect;

                           (D) the occurrence of any ERISA Event that, alone or
together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse effect;

                           (E) the occurrence of any Equity Issuance resulting
in Net Cash Proceeds;

                           (F) the occurrence of any insured damage to any
portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding, the value of which would reasonably be expected to exceed $1,000,000; or

                           (G) the occurrence of any other development that has
or could reasonably be expected to result in, a Material Adverse effect.

         7.3      EXISTENCE; CONDUCT OF BUSINESS

                  The Borrower shall, and shall cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect ddd. its legal existence (provided that the foregoing shall not prohibit any merger or consolidation not prohibited by Section 8.3), and eee. all rights, licenses, permits, privileges and franchises the absence of which would reasonably be expected to have a Material Adverse effect.

         7.4      PAYMENT OF OBLIGATIONS

                  The Borrower shall, and shall cause each Subsidiary to, pay and discharge when due, its obligations, including obligations with respect to Taxes, which, if unpaid, could reasonably be expected to result in a Material Adverse effect, except where fff. the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted, ggg. the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and hhh. the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse effect.

         7.5      MAINTENANCE OF PROPERTIES

                  The Borrower shall, and shall cause each Subsidiary to, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted) at all times, all of its property other than property, the loss of which would not reasonably be expected to have a Material Adverse effect.

         7.6      INSURANCE

                  The Borrower shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurance companies iii. insurance in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption coverage) as are usually insured against in the same general area by companies engaged in the same or a similar business and jjj. such other insurance as is required pursuant to the terms of any Security Document, and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

         7.7      BOOKS AND RECORDS; INSPECTION RIGHTS

                  The Borrower shall, and shall cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and, at all reasonable times upon reasonable prior notice, permit representatives of the Credit Parties to kkk. visit the offices of the Borrower and each Subsidiary, lll. examine such books and records and Accountants' reports relating thereto, mmm. make copies or extracts therefrom, nnn. discuss the affairs of the Borrower and each Subsidiary with the respective officers thereof, ooo. to examine and inspect the property of the Borrower and each Subsidiary and ppp. meet and discuss the affairs of the Borrower and each Subsidiary with the Accountants.

         7.8      COMPLIANCE WITH LAWS

                  The Borrower shall, and shall cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse effect.

         7.9      ADDITIONAL SUBSIDIARIES

                  In the event that on or after the Effective Date, any Person shall become a Subsidiary or any Subsidiary (other than a Subsidiary Guarantor or an Excluded Subsidiary) shall at any time be both a Domestic Subsidiary and a Restricted Subsidiary, the Borrower shall qqq. notify the Administrative Agent in writing within five Business Days thereof, rrr. in the event that such Person shall be both a Domestic Subsidiary and a Restricted Subsidiary, cause such Person to execute and deliver to the Administrative Agent a completed Guarantee Supplement and to become a party to the Security Agreement and each other applicable Security Document in the manner provided therein within 5 Business Days thereafter and to promptly take such actions to create and perfect Liens on such Person's assets to secure such Person's obligations under the Loan Documents as the Administrative Agent or the Required Lenders shall reasonably request, sss. cause any shares of Capital Stock of, or promissory notes evidencing Indebtedness of, such Person that are owned by or on behalf of the Borrower or any Subsidiary Guarantor to be pledged pursuant to the Security Agreement within ten Business Days thereafter (except that, if such Person is a Foreign Subsidiary, shares of Capital Stock of such Person to be so pledged may be limited to 65% of the outstanding shares of Capital Stock of such Foreign Subsidiary), ttt. cause each such new Subsidiary to deliver to the Administrative Agent any shares of Capital Stock or promissory notes evidencing Indebtedness of any Subsidiary (other than an Excluded Subsidiary) of the Borrower that are owned by or on behalf of such new Subsidiary within ten Business Days after such Subsidiary is formed or acquired (except that if the Capital Stock owned by such Subsidiary is the Capital Stock of a Foreign Subsidiary, shares of such Capital Stock may be limited to 65% of the outstanding shares of Capital Stock of such Foreign Subsidiary), and uuu. deliver to the Administrative Agent such additional Financing Statements, Grants of Security Interest and Powers of Attorney (as each such term is defined in the Security Interest) certificates, instruments and opinions as the Administrative Agent may request.

         7.10     ADDITIONAL COLLATERAL

                  If after the Effective Date, the Borrower or any other Loan Party acquires any substantial property which would constitute Collateral, or if the Administrative Agent or Required Lenders shall so request, the Borrower shall, and shall cause each such Loan Party to, execute any and all documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Borrower shall deliver to the Administrative Agent (or Special Counsel) under and pursuant to the Security Agreement all of the share certificates and other instruments (or appropriate replacements therefor) listed or otherwise referred to on Schedule 5.6(b), together with the appropriate stock powers and indorsements, on or before March 9, 1998.

         7.11     MORTGAGES ON OWNED AND LEASED PROPERTIES

                  (A) Upon demand by the Administrative Agent or the Required Lenders, the Borrower shall cause each Loan Party to execute and deliver to the Administrative Agent, as applicable, fee or leasehold mortgages or deeds of trust in favor of the Administrative Agent covering such of the Mortgaged Properties as the Administrative Agent or the Required Lenders may determine.

                  (B) In such event, the Borrower shall promptly provide the Administrative Agent, all at the expense of the Loan Parties, with originals of the following items, each of which must, unless indicated otherwise, be acceptable in form and substance to the Administrative Agent and its counsel in their sole discretion (collectively, the "MORTGAGE DOCUMENTS"): (i) counterparts of a Mortgage with respect to each Mortgaged Property duly signed on behalf of the record owner or lessee, as applicable, of such Mortgaged Property properly acknowledged and in recordable form, (ii) an original policy or policies of title insurance issued by Chicago Title Insurance Company or another nationally recognized title insurance company reasonably acceptable to the Administrative Agent, insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 8.2, in form and substance reasonably acceptable to the Administrative Agent, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request, (iii) such surveys as may be required pursuant to such Mortgages or as the Administrative Agent or the Required Lenders may reasonably request or necessary for a title insurance company to "omit" the "survey exception" from the policies of title insurance required above, (iv) a copy of the original permanent certificate or temporary certificate of occupancy as the same may have been amended or issued from time to time, covering each improvement located upon the Mortgaged Properties, that were required to have been issued by the appropriate Governmental Authority for such improvement, (v) written confirmation from the applicable zoning commission or other appropriate Governmental Authority stating that with respect to each Mortgaged Property as built it complies with existing land use and zoning ordinances, regulations and restrictions applicable to such Mortgaged Property, (vi) for each of the Mortgaged Properties, a current appraisal of the land and the improvements thereon prepared by an appraiser selected by the Administrative Agent, which appraisal must indicate an appraised value satisfactory to the Administrative Agent and which must be, in all other respects, satisfactory to the Administrative Agent, (vii) to the extent requested by the Administrative Agent, an environmental audit (which shall be a Phase I Audit, unless the initial findings indicate a need for additional review) in form and substance satisfactory to it from an environmental consulting firm acceptable to the Administrative Agent with respect to any environmental hazards, conditions or liabilities (contingent or otherwise) to which any Loan Party may be subject,
(viii) UCC-1 Financing Statements with respect to each Mortgaged Property duly signed on behalf of the record owner or lessee, as applicable, of each of the Mortgaged Properties in recordable form, covering all fixtures and appurtenances situated upon such Mortgaged Properties, (ix) true and complete fully executed copies of all leases on the Mortgaged Properties which must be satisfactory to the Administrative Agent and must be subordinate to the Mortgage, (x) fully executed original Estoppel Certificates from each existing tenant on the Mortgaged Properties in form reasonably acceptable to the Administrative Agent, (xi) certified copies of the current rent roll for each of the Mortgaged Properties, (xii) Subordination, Non-disturbance and Attornment Agreements from any tenant whose lease is not by its terms subordinate to the Mortgage, in form acceptable to the Administrative Agent,
(xiii) certificates of insurance confirming fire, hazard and liability coverage in amounts satisfactory to the Administrative Agent, naming the Administrative Agent as mortgagee, with true and complete copies of such policies, and (xiv) flood insurance policies or evidence that the Mortgaged Properties are not located in Federal Flood Hazard Areas, (xv) an opinion from the Borrower's counsel concerning the execution and enforceability of the Mortgages and other documents required to be delivered by the Loan Parties to the Administrative Agent in connection with the Mortgages, any litigation, judgment or agreement adversely affecting any record owner or lessee, as applicable, or the ability of such record owner or lessee, as applicable, to perform their respective obligations under the Mortgages, compliance of the Mortgaged Properties with all laws and governmental ordinances, and other matters as may be required by the Administrative Agent or its counsel, which opinion shall be in form and substance satisfactory to the Administrative Agent and its counsel, (xvi) for each of the Mortgaged Properties, a written indemnity from the Loan Parties in favor of the Administrative Agent and the Required Lenders with respect to environmental hazards and the Americans with Disabilities Act, (xvii) with respect to any Mortgage which will be a leasehold mortgage, a certified copy of the ground lease for such Mortgaged Property (the "GROUND LEASE") duly executed by the ground landlord and ground tenant, (xviii) with respect to any Mortgage which will be a leasehold mortgage, a duly executed three party agreement by and between the ground landlord for such Mortgaged Property, the ground tenant and the Administrative Agent, which agreement must provide, among other things, that (1) the Ground Lease is fully subordinated to the Mortgage, (2) the Administrative Agent receive notices of any default under the Ground Lease and an opportunity to cure same, (3) the ground landlord is obligated to enter into a new lease with the Administrative Agent or its assignee upon termination thereof for any reason (upon the same terms and conditions of the Ground Lease), (4) the ground landlord is obligated to extend the Ground Lease after the current term of the Ground Lease if the Loans have not been fully repaid and terminated within such current lease term, and (5) such other terms as the Administrative Agent may reasonably deem appropriate, and (xix) any and all other documents, financing statements, agreements and instruments that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to create and perfect a first mortgage Lien against the Mortgaged Properties, all at the expense of the Loan Parties.

ARTICLE 8.        NEGATIVE COVENANTS

         The Borrower agrees that, so long as any Commitment is in effect and until the principal of, and interest on, each Loan, all Reimbursement Obligations, all Fees and all other amounts payable under the Loan Documents shall have been paid in full:

         8.1      INDEBTEDNESS

                  The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any liability for Indebtedness, except:

                  (A)      Indebtedness due under the Loan Documents;

                  (B) Indebtedness of the Borrower to any Subsidiary Guarantor or of any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor;

                  (C) Guarantees by the Borrower of Indebtedness of any Subsidiary Guarantor or Guarantees by any Subsidiary Guarantor of Indebtedness of the Borrower or of any other Subsidiary Guarantor;

                  (D) Indebtedness of the Borrower or any Restricted Subsidiary existing on the Effective Date as set forth on Schedule 8.1, and any extensions, renewals and replacements of any such Indebtedness that (1) do not increase the outstanding principal amount thereof, and (2) are on terms which are no more onerous to the Borrower or such Restricted Subsidiary, as the case may be, than such original Indebtedness;

                  (E) up to $350,000,000 of Indebtedness in respect of the Subordinated Notes;

                  (F) prior to July 31, 1998, the Sanwa Debt; and

                  (G) other Indebtedness of the Borrower or any Restricted Subsidiary, provided that immediately after giving effect thereto, the Available Debt Amount shall not be less than $1.00.

         8.2      NEGATIVE PLEDGE

                  The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except for the following (collectively, "PERMITTED LIENS"):

                  (A)      any Customary Lien;

                  (B) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the date of issuance of the Subordinated Notes and set forth on Schedule 8.2, provided that vvv. such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary and www. such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (C) any Lien on any fixed or capital asset of the Borrower or any Restricted Subsidiary, provided that such Lien shall have been incurred prior to the acquisition of such asset by the Borrower or such Restricted Subsidiary, or prior to the time such Person became a Subsidiary of the Borrower, but in any event such Lien shall not have been created in contemplation of or in connection with the acquisition of such asset, or the creation or acquisition of any Person that, after giving effect thereto, is a Subsidiary of the Borrower, provided that xxx. such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary (other than fixed assets which constitute fixtures thereon or accessions thereto), yyy. at the time of acquisition of any such fixed asset, the aggregate amount remaining unpaid on all liabilities secured by Liens on such fixed asset, whether or not assumed by the Borrower or a Restricted Subsidiary, shall not exceed the fair market value at the time of acquisition of such fixed asset

(as determined in good faith by the Board of Directors of the Borrower), (iii) at the time of the incurrence of such liabilities and after giving effect thereto and to the application of the proceeds thereof, no Default would exist; and (vi) immediately after giving effect thereto, the Available Debt Amount shall not be less than $1.00;

                  (D) the Lien created upon certain real and other property relating to SJS Entertainment and/or The Album Network, Inc., pursuant to a deed of trust securing only a $1,762,500 loan; and

                  (E) Liens on Margin Stock, if and to the extent that the value of the Margin Stock of the Borrower and its Subsidiaries exceeds 25% of the assets (as determined by any reasonable method) of the Borrower and its Subsidiaries.

         8.3      FUNDAMENTAL CHANGES

                  The Borrower shall not, and shall not permit any Restricted Subsidiary to, consolidate or merge into or with any other Person, or permit any other Person to merge into or consolidate with it or any Restricted Subsidiary, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of any class of the Capital Stock of any Restricted Subsidiary (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, or permit any Restricted Subsidiary to do any of the foregoing, except that so long as immediately before and after giving effect thereto, no Default shall exist:

                  (A) the Borrower may merge with any Subsidiary Guarantor and any Subsidiary Guarantor may merge with the Borrower or any other Subsidiary Guarantor, provided that in connection with any merger involving the Borrower, the Borrower shall be the survivor thereof;

                  (B) the Borrower or any Restricted Subsidiary may merge with any other Person, provided that

                           (i) in connection with any such merger involving the Borrower, (1) the Borrower shall be the survivor thereof, and (2) such merger shall be treated as an Acquisition for all purposes of Section 8.5(a);

                           (ii) in connection with any such merger involving a Subsidiary Guarantor, (3) such Subsidiary Guarantor shall be the survivor thereof, and (4) such merger shall be treated as an Acquisition for all purposes of Section 8.5(a); and

                           (iii) with respect to any such merger involving a Restricted Subsidiary in which, immediately after giving effect thereto (5) the surviving Person is not a Restricted Subsidiary, such merger shall be treated as a Disposition for all purposes of Sections 2.4(a) and 8.6(d), provided that if such surviving Person is a Subsidiary, the Available Investment Amount shall not be less than $1.00, or (6) the surviving Person is a

         Restricted Subsidiary, such merger shall be treated as an Acquisition for all purposes of Section 8.5(a); and

                  (C) the Borrower and the Restricted Subsidiaries may consummate any sale, assignment, lease, transfer or other disposition permitted by Section 8.6.

         8.4      INVESTMENTS, LOANS, ADVANCES AND GUARANTEES

                  The Borrower shall not, and shall not permit any Restricted Subsidiary to, purchase or otherwise acquire, hold or invest in any derivative product, or any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of any Person, or make or permit to exist any investment or any other interest in, any other Person, except:

                  (A) investments in Cash Equivalents;

                  (B) investments existing on the Effective Date as set forth on Schedule 8.4;

                  (C) investments by the Borrower in the Capital Stock of or debt issued by any Subsidiary Guarantor and investments by any Restricted Subsidiary in the Capital Stock of or debt issued by the Borrower or any Subsidiary Guarantor, provided that the proceeds of such investment in the Borrower or a Subsidiary Guarantor shall be received by the Borrower or such Subsidiary Guarantor;

                  (D)Acquisitions permitted by Section 8.5;

                  (E) investments by the Borrower and the Restricted Subsidiaries in Unconsolidated Investments;

                  (F) investments by the Borrower or any Restricted Subsidiary in the Capital Stock of or debt issued by any Subsidiary or any Person that shall become a Subsidiary by virtue of such investment, provided that immediately after giving effect to any such investment, the Available Investment Amount shall not be less than $1.00; and

                  (G) Guarantees permitted by Section 8.1(c) and Hedging Agreements permitted by Section 8.8.

         8.5      ACQUISITIONS

                  The Borrower shall not, and shall not permit any Restricted Subsidiary to, at any time, (A) make any purchase or other acquisition (including by way of a dividend received or otherwise and whether in a single transaction or in a series of related transactions and including each of the Pending Acquisitions) of zzz. any assets of any other Person that, taken together, constitute a business unit, aaaa. any Capital Stock of any other Person if, immediately thereafter, such other Person would be a Subsidiary of the Borrower, or bbbb. any assets of any other Person otherwise not in the ordinary course of business, (B) enter into any binding agreement to perform any transaction described in clauses (i), (ii) or (iii) above which is not contingent on obtaining the consent of the Required Lenders (each transaction described in clauses (A) and (B) above being referred to as an "ACQUISITION"), or (C) make any deposit in connection with any potential Acquisition, except:

                  (A) Acquisitions by the Borrower or any Subsidiary Guarantor, provided that

                           (I) no Default shall or would exist immediately before or after giving effect to each such Acquisition and all of the representations and warranties contained in Section 4 shall be true and correct as if then made,

                           (II) with respect to each such Acquisition other than a Pending Acquisition, the sum (the "Acquisition Consideration") of (a) the cash consideration paid or agreed to be paid in connection with such Acquisition plus (b) the fair market value of all non-cash consideration paid or agreed to be paid in connection with such Acquisition plus (c) an amount equal to the principal or stated amount of all liabilities assumed or incurred by such Person or any Loan Party in connection therewith shall not exceed $50,000,000,

                           (III) the Borrower shall have delivered to the Administrative Agent and each Lender

                                    (1) with respect to each Acquisition (other
         than a Pending Acquisition), pursuant to which the Acquisition Consideration exceeds $5,000,000, written notice thereof not less than five Business Days prior to such Acquisition,

                                    (2) a certificate of a Financial Officer
         thereof, in all respects reasonably satisfactory to the Administrative Agent and dated the date of such consummation, certifying that (a) no Default has occurred and is continuing, (b) such Acquisition will be consummated in accordance with the terms of the applicable
         Acquisition documents with no amendment, supplement or other modification of any term or provision thereof which adversely affects the interests of any Credit Party under any Loan Documents, and (c) in connection with the Contemporary Acquisition only, Contemporary owns 100% of the Riverport Amphitheater in St. Louis, Missouri,

                                    (3) a Compliance Certificate signed by a
         Financial Officer of the Borrower, in all respects reasonably satisfactory to the Administrative Agent, dated the date of the consummation of such Acquisition and (i) stating that the Borrower is in compliance with all covenants on a pro-forma basis after giving effect to such Acquisition, and (ii) attaching a copy of a pro-forma consolidated balance sheet of the Borrower utilized for purposes of preparing such Compliance Certificate, which pro-forma consolidated balance sheet presents the Borrower's good faith estimate of its pro-forma consolidated financial condition at the date thereof, after giving effect to such Acquisition, and

                                    (4) such other information, documents and
other items as the Administrative Agent shall have reasonably requested; and

                  (B) deposits in connection with potential Acquisitions, provided that cccc. such Acquisition would otherwise be permitted under this
Section 8.5, but for the fulfillment by the Borrower of the conditions set forth in Section 8.5(a), dddd. no Default shall or would exist immediately before or after giving effect thereto, eeee. immediately after giving effect to each deposit, the aggregate amount of all outstanding deposits under this
Section 8.5(b) does not exceed $15,000,000, and ffff. each such deposit (together with earnings thereon) is to be applied in full to the purchase price of the related Acquisition if such Acquisition is consummated, and gggg. such deposit is invested in Cash Equivalents pending such application.

         8.6      DISPOSITIONS

                  The Borrower shall not, and shall not permit any Restricted Subsidiary to, sell, assign, lease, transfer or otherwise dispose of any property or assets, except:

                  (A) (i) sales of inventory and Unconsolidated Investments in the ordinary course of business, (ii) sales, assignments, transfers or other dispositions of any property or assets that, in the reasonable opinion of the Borrower or such Restricted Subsidiary, as the case may be, are obsolete or no longer useful in the conduct of its business, and (iii) Cash Equivalents;

                  (B) sales of Margin Stock, if and to the extent that the value of the Margin Stock of the Borrower and its Subsidiaries exceeds 25% of the value of the assets (as determined by any reasonable method) of the Borrower and the Subsidiaries;

                  (C) sales, assignments, leases, transfers or other dispositions of any property or assets by the Borrower to any Subsidiary Guarantor and by any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor;

                  (D) sales, assignments, leases, transfers or other dispositions (each a "DISPOSITION") not otherwise described in this Section 8.6, provided that hhhh. immediately before and after giving effect to each such Disposition, no Default shall or would exist, iiii. 75% of the total consideration received or to be received therefor by the Borrower or the Restricted Subsidiaries shall be payable in cash or Cash Equivalents on or before the closing thereof and shall not be less than the fair market value thereof as reasonably determined by the Managing Person of the Borrower or such Restricted Subsidiary, jjjj. for the most recently completed twelve month period, Operating Cash Flow for such period attributable to all Dispositions (including such proposed Disposition) made pursuant to this Section 8.6(d) during such period shall not exceed 10% of the Operating Cash Flow of the Borrower and the Restricted Subsidiaries on a consolidated basis for such period, kkkk. for the period from the Effective Date and ending on the date of such proposed Disposition, Operating Cash Flow for such period attributable to all Dispositions (including such proposed Disposition) made pursuant to this
Section 8.6(d) during such period shall not exceed 20% of the Operating Cash Flow of the Borrower and the Restricted Subsidiaries on a consolidated basis for such period, and llll. the Administrative Agent and the

Lenders shall have received (1) written notice thereof not less than ten Business Days prior to each such Disposition, and (2) a certificate in respect thereof signed by a duly authorized officer of the Borrower identifying the property or other asset subject to such Disposition, setting forth (1) calculations showing compliance with clauses (iii) and (iv) of this Section and certifying that the consideration received or to be received by the Borrower or such Restricted Subsidiary for such property has been determined by the Managing Person thereof to be not less than the fair market value of such property and (2) the total consideration to be paid in respect of such Disposition, together with estimates of items to be deducted therefrom in arriving at the Net Cash Proceeds thereof; and

                  (E) other sales, assignments, leases, transfers or other dispositions of any property or assets by the Borrower or any Restricted Subsidiary, provided that immediately after giving effect thereto, the fair market value of all consideration received by the Borrower and the Restricted Subsidiaries in connection with all such transactions under this Section 8.6(e) shall not exceed $5,000,000.

         8.7      RESTRICTED PAYMENTS

                  The Borrower shall not, and shall not permit any Restricted Subsidiary to, declare, pay or make any dividend or other distribution, direct or indirect, on account of any Capital Stock issued by such Person now or hereafter outstanding (other than a dividend payable solely in shares or other units of such Capital Stock to the holders of such shares or other units) or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of its Capital Stock now or hereafter outstanding or, in connection with the Pace Acquisition, the Pavilion Partners Acquisition or any Pending Acquisition, pay any consideration therefor (other than in the form of common stock of the Borrower) to the extent that the Borrower or any Restricted Subsidiary has the right or option to deliver common stock of the Borrower in lieu of such consideration, whether or not the happening of any condition or contingency has or has not been fulfilled (collectively, "RESTRICTED PAYMENTS"), except:

                  (A) Restricted Payments made by the Borrower to any Subsidiary Guarantor or made by any Restricted Subsidiary to the Borrower or any Subsidiary Guarantor;

                  (B) the redemption of employee stock options in an amount not to exceed $250,000; and

                  (C) other Restricted Payments made by the Borrower or any Restricted Subsidiary in cash, provided that mmmm. no such Restricted Payment shall be made prior to the delivery by the Borrower to the Administrative Agent and the Lenders of the Compliance Certificate with respect to the fiscal year ending December 31, 2000, and nnnn. immediately before and after giving effect thereto, (1) no Default shall or would exist, (2) the Total Leverage Ratio shall be less than 3.50:1.00, and (3) the aggregate amount of all such Restricted Payments made pursuant to this Section 8.7(c) shall not exceed an amount equal to 50% of Excess Cash Flow for each fiscal year ending on or after December 31, 1998 and in respect of which the

Borrower shall have delivered to the Administrative Agent and the Lenders a Compliance Certificate pursuant to Section 7.1(c).

         8.8      HEDGING AGREEMENTS

                  The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to manage risks to which the Borrower or such Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities.

         8.9      SALE AND LEASE-BACK TRANSACTIONS

                  The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into an arrangement with any Person or group of Persons, or permit any Restricted Subsidiary to enter into any arrangement, providing for the renting or leasing by the Borrower or any Restricted Subsidiary of any property or asset which has been or is to be sold or transferred by the Borrower or any Subsidiary to any such Person.

         8.10     LINES OF BUSINESS

                  The Borrower shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the Line of Business.

         8.11     TRANSACTIONS WITH AFFILIATES

                  Except as set forth in Schedule 8.11 and except for executive compensation arrangements in the form of salary, bonuses or stock options approved by the Borrower's Board of Directors in accordance with the by-laws of the Borrower, the Borrower shall not, and shall not permit any Subsidiary to, become a party to any transaction with an Affiliate, unless the Borrower's or such Restricted Subsidiary's Managing Person shall have determined that the terms and conditions relating thereto are as favorable to the Borrower or such Restricted Subsidiary as those which would be obtainable at the time in a comparable arms-length transaction with a Person other than an Affiliate.

         8.12     AMENDMENTS, ETC. OF CERTAIN AGREEMENTS

                  (A) The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into or agree to any amendment, modification or waiver of any term or condition of any Subordinated Note or the Subordinated Indenture.

                  (B) The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into or agree to any amendment, modification or waiver of any term or condition of any Venue lease, Contribution Document, Pace Acquisition Document, Pavilion Partners Acquisition Document, Merger Document, Pending Acquisition Document, or any document, instrument or other agreement executed or delivered in connection with any other Acquisition by the Borrower or any Restricted Subsidiary, except oooo. with the consent of the Administrative Agent, or pppp. in any way which would not reasonably be expected to have either a Material Adverse effect or an adverse effect upon any Credit Party under the Loan Documents.

         8.13     USE OF PROCEEDS

                  The Borrower shall not use the proceeds of the Extensions of Credit for any purpose other than 3. to pay the reasonable out-of-pocket fees and expenses incurred by the Borrower in connection with the Transactions, 4. to pay the Fees, 5. to finance acquisitions by the Borrower and the Subsidiaries permitted hereby, and 6. for the Borrower's working capital and general corporate purposes not inconsistent with the provisions hereof, provided, however, that no part of such proceeds will be used, directly or indirectly, for a purpose which violates any law, including the provisions of Regulation G, T, U or X.

         8.14     PREPAYMENTS OF INDEBTEDNESS

                  The Borrower shall not, and shall not permit any Restricted Subsidiary to, prepay or obligate itself to prepay, in whole or in part, 7. any Subordinated Note, or 8. any other long-term Indebtedness (other than Indebtedness under the Loan Documents), or permit any of its Restricted Subsidiary so to do, except that the Borrower or any of its Subsidiaries may refinance any long-term Indebtedness (other than Indebtedness in respect of the Subordinated Notes) with any other long-term Indebtedness, provided that the terms and conditions thereof shall, in the reasonable determination of the Administrative Agent, be no less favorable to the Lenders, the Borrower or such Restricted Subsidiary as the long-term Indebtedness so being refinanced.

         8.15     RESTRICTIVE AGREEMENTS

                  The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon 9. the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets,
10. the ability of any Restricted Subsidiary to pay dividends or other distributions to the Borrower or any other Restricted Subsidiary, 11. the ability of any Restricted Subsidiary to make loans to, or advances on behalf of, the Borrower or any other Restricted Subsidiary, or 12. the ability of any Restricted Subsidiary to repay loans made to it by, or advances made on its behalf by, the Borrower or any other Restricted Subsidiary, provided that a. the foregoing shall not apply to (1) restrictions and conditions imposed by applicable law or by the Loan Documents, (2) restrictions and conditions existing on the Effective Date identified on Schedule 8.15 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), or (3) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or the assets thereof to the extent permitted by this Agreement, in each case pending such sale, provided such restrictions and conditions apply only to such Subsidiary or such assets, and b. clause (a) above shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (y) customary provisions in leases restricting the assignment thereof.

         8.16     FINANCIAL COVENANTS

                  The Borrower shall not permit:

                  (A) TOTAL LEVERAGE RATIO. The Total Leverage Ratio to at any time exceed the ratio set forth below with respect to the applicable period set forth below:

          Period                                                  Ratio
          ------                                                  -----
          Effective Date through
          September 29, 1998                                      6.75:1.00

          September 30, 1998 through
          December 30, 1998                                       6.50:1.00

          December 31, 1998 through
          June 29, 1999                                           6.25:1.00

          June 30, 1999 through
          December 30, 1999                                       5.75:1.00

          December 31, 1999 through
          December 30, 2000                                       5.25:1.00

          December 31, 2000 through
          December 30, 2001                                       4.50:1.00

          December 31, 2001
          and thereafter                                          3.75:1.00

                  (B) SENIOR LEVERAGE RATIO. The Senior Leverage Ratio to at any time exceed the ratio set forth below with respect to the applicable period set forth below:

           Period                                                  Ratio
           ------                                                  -----
           Effective Date through
           September 29, 1998                                      3.50:1.00

           September 30, 1998 through
           December 30, 1999                                       3.25:1.00

           December 31, 1999 through



                                     - 72 -




           December 30, 2000                                       3.00:1.00

           December 31, 2000
           and thereafter                                          2.50:1.00

                  (C) PRO FORMA INTEREST EXPENSE RATIO. The Pro Forma Interest Expense Ratio, at any fiscal quarter end, to be less than the ratio set forth below with respect to the applicable period set forth below:

                    Period                                  Ratio
                    ------                                  -----
                    Effective Date through
                    December 31, 1998                       1.50:1.00

                    January 1, 1999
                    and thereafter                          2.00:1.00

                  (D) PRO FORMA DEBT SERVICE RATIO. The Pro Forma Debt Service Ratio, at any fiscal quarter end, to be less than the ratio set forth below with respect to the applicable period set forth below:

                    Period                                   Ratio
                    ------                                   -----
                    Effective Date through
                    December 31, 1998                        1.25:1.00

                    January 1, 1999
                    and thereafter                           1.50:1.00

                  (E) FIXED CHARGES RATIO. The Fixed Charges Ratio, at any fiscal quarter end, to be less than 1.05:1.00.

         8.17     RESTRICTED AND UNRESTRICTED SUBSIDIARIES

                  (A) The Borrower shall not designate any Subsidiary thereof as an 'Unrestricted Subsidiary', unless the following conditions shall be satisfied (at which time any such Subsidiary so designated shall become an Unrestricted Subsidiary):

                           (i) such Subsidiary has no Indebtedness other than
Non-Recourse Debt,

                           (ii) such Subsidiary is not party to any agreement, contact, arrangement or understanding with the Borrower or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower,

                           (iii) such Subsidiary is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiary has any direct or indirect obligations (1) to subscribe for additional Capital Stock or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results,

                           (iv) such Subsidiary has not issued any Guarantee for any Indebtedness of the Borrower or any Restricted Subsidiary,

                           (v) such Subsidiary has at least one director on its board of directors that is not a director or executive officer of the Borrower or any Restricted Subsidiary and has at least one executive officer that is not a director or executive officer of the Borrower or any Restricted Subsidiary,

                           (vi) immediately before and after giving effect thereto no Default shall or would exist,

                           (vii) no Default would have existed as of the end of the immediately preceding fiscal quarter had such change been effected prior thereto,

                           (viii) such Subsidiary shall have entered into a tax sharing agreement with the Borrower and the Restricted Subsidiaries pursuant to which the parties thereto agree that such Subsidiary shall be treated as if it were not part of the Borrower's consolidated group for tax purposes and shall reimburse the Borrower and the Restricted Subsidiaries for all taxes paid on account of such Subsidiary,

                           (ix) such designation shall be treated as a disposition subject to Section 8.6, and

                           (x) the Borrower shall notify the Credit Parties thereof in writing, which notice (1) shall contain a list, as of the date of such notice, of all Restricted Subsidiaries and all Unrestricted Subsidiaries, and (2) shall constitute a certification by the Borrower that all of the items set forth in clauses (i) through
         (viii) of this Section 8.17(a) are true and correct and have been satisfied.

                  (B) The Borrower shall not, with respect to any Unrestricted Subsidiary, designate such Subsidiary as a 'Restricted Subsidiary,' unless the following conditions shall be satisfied (at which time any such Subsidiary shall become a Restricted Subsidiary):

                           (i) such Subsidiary is a Domestic Subsidiary,

                           (ii) immediately before and after giving effect thereto, no Default shall or would exist,



                                     - 74 -

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                           (iii) no Default would have existed as of the end of
         the immediately preceding fiscal quarter had such change been effected prior thereto,

                           (iv) the liabilities of such Subsidiary existing at the time it becomes a Restricted Subsidiary could be created, assumed or incurred within the applicable limitations hereof,

                           (v) the Borrower shall at all times own, directly or indirectly, 100% of the issued and outstanding capital stock of such Subsidiary (other than an Excluded Subsidiary), until such time, if any, that such Subsidiary ceases to be a Restricted Subsidiary, in accordance with the terms and conditions hereof,

                           (vi) such designation shall be treated as an acquisition subject to Section 8.5, and

                           (vii) the Borrower shall notify the Credit Parties thereof in writing, which notice (1) shall contain a list, as of the date of such notice, of all Restricted Subsidiaries and all Unrestricted Subsidiaries, and (2) shall constitute a certification by the Borrower that all of the terms and conditions set forth in clauses
         (i) through (vi) of this Section 8.17(b) are true and correct and have been satisfied.

         8.18     SUBSIDIARIES

                  (A) The Borrower shall at all times own, directly or through one or more Restricted Subsidiaries, 100% of the outstanding Capital Stock of each Restricted Subsidiary (other than the Excluded Subsidiaries).

                  (B) The Borrower shall not permit any Excluded Subsidiary to have any Subsidiary.


ARTICLE 9.        DEFAULTS

         9.1      EVENTS OF DEFAULT

                  The following shall each constitute an "EVENT OF DEFAULT" hereunder:

                           (A) the failure of the Borrower to make (i) any payment of principal on any Loan, or in respect of any Reimbursement Obligation, when due and payable, or (ii) any deposit into the Cash Collateral Account when required hereby; or

                           (B) the failure of the Borrower to make any payment of interest, Fees, expenses or other amounts payable under any Loan Document or otherwise to the Administrative Agent with respect to the loan facilities established hereunder within three Business Days of the date when due and payable; or


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                           (C) the failure of the Borrower to observe or
         perform any covenant or agreement contained in Sections 7.10, 7.11 or
         Article 8; or

                           (D) the failure of any Loan Party to observe or perform any other term, covenant, or agreement contained in any Loan Document to which it is a party and such failure shall have continued unremedied for a period of 30 days after such Loan Party shall have obtained knowledge thereof; or

                           (E) any representation or warranty made by any Loan Party (or by an officer thereof on its behalf) in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

                           (F) (i) the occurrence of an Event of Default under, and as such term is defined in, the Subordinated Indenture, or (ii) the failure of any Loan Party to make any payment (whether of principal or interest and regardless of amount) in respect of Material Liabilities when due or within any grace period for the payment thereof; or

                           (G) any event or condition occurs that results in any Material Liability becoming or being declared to be due and payable prior to the scheduled maturity thereof, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Liability or any trustee or agent on its or their behalf to cause any Material Liability to be due and payable, or to require the prepayment, repurchase, redemption or defeasance thereof, in each case prior to the scheduled maturity thereof (in each case after giving effect to any applicable grace period); or

                           (H) any Loan Party shall c. suspend or discontinue its business (except to the extent permitted by Section 7.3), d. make an assignment for the benefit of creditors, e. generally not be paying its debts as such debts become due, f. admit in writing its inability to pay its debts as they become due, g. file a voluntary petition in bankruptcy, h. become insolvent (however such insolvency shall be evidenced), i. file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, j. petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its property, k. be the subject of any such proceeding filed against it which remains undismissed for a period of 60 days, l. file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, m. seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, or n. take any formal action for the purpose of effecting any of the foregoing or looking


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         to the liquidation or dissolution of the Borrower, such Subsidiary or such other Loan Party; or

                           (I) an (i) order or decree is entered by a court having jurisdiction (1) adjudging any Loan Party bankrupt or insolvent, (2) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of any Loan Party under the bankruptcy or insolvency laws of any jurisdiction, (3) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any Loan Party or of any substantial part of the property of any thereof, or (4) ordering the winding up or liquidation of the affairs of any Loan Party, and any such decree or order continues unstayed and in effect for a period of 60 days or (ii) order for relief is entered under the bankruptcy or insolvency laws of any jurisdiction or any other; or

                           (J) judgments or decrees against any Loan Party aggregating in excess of $1,000,000, shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 consecutive days; or

                           (K) any of this Agreement, any Note, the Security Agreement or any Mortgage shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert in writing or shall disavow any of its obligations under any of this Agreement, any Note, the Security Agreement or any Mortgage; or

                           (L) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on, and security interest it, any Collateral, with the priority required by the applicable Security Document, except as a result of a Disposition thereof to the extent permitted under the Loan Documents; or

                           (M) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding o. $500,000, in any year or p. $500,000, for all periods; or

                           (N) the occurrence of a Change of Control; or

                           (O) any court of competent jurisdiction shall determine that Broadcasting or any Subsidiary thereof was rendered Insolvent as a result of or in connection with the Spin-off or any other transaction related thereto or occurring substantially contemporaneous therewith.

         9.2      CONTRACT REMEDIES


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                  (A) Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof,

                                    (i) in the case of an Event of Default
         specified in Section 9.1(h) or 9.1(i), without declaration or notice to the Borrower, all of the Commitments shall immediately and automatically terminate, and the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall immediately become due and payable, and

                                    (ii) in all other cases, upon the direction
         of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare all of the Commitments to be terminated forthwith, whereupon such Commitments shall immediately terminate, and/or declare the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.

In the event that the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall have been declared due and payable pursuant to the provisions of this Section, the Administrative Agent
(i) upon the direction of the Required Lenders, shall proceed to enforce the rights of the holders of the Notes and the Reimbursement Obligations by suit in equity, action at law and/or other appropriate proceedings, whether for payment or the specific performance of any covenant or agreement contained in the Loan Documents and (ii) may exercise any and all rights and remedies provided to the Administrative Agent by the Loan Documents. Except as otherwise expressly provided in the Loan Documents, the Borrower expressly waives, presentment, demand, protest and all other notices of any kind in connection with the Loan Documents are hereby expressly waived. The Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

                  (B) In the event that the Commitments shall have terminated or the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall have become due and payable pursuant to the provisions of this Section 9, any funds received by any Credit Party from or on behalf of the Borrower (except funds received by any Lender as a result of a purchase from any other Lender pursuant to Section 2.7(c)) shall be remitted to, and applied by, the Administrative Agent in the following manner and order:

                           (i) first, to reimburse the Administrative Agent, the Issuer and the Lenders, in that order, for any expenses due from the Borrower pursuant to the provisions of Section 11.4,

                           (ii) second, to the payment of the Fees, pro rata according to the Fees due and owing to the Credit Parties,



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                           (iii) third, to the payment of any other fees,
         expenses or other amounts (other than the principal of and interest on the Loans) payable by the Loan Parties to the Credit Parties under the Loan Documents,

                           (iv) fourth, to the payment, pro rata according to the Total Percentage of each Lender, of interest due on the Loans and the Reimbursement Obligations,

                           (v) fifth, to the payment to the Lenders of, and on a pro rata basis in accordance with, the unpaid principal amount of the Loans and the Reimbursement Obligations and each amount then due and payable under each Hedging Agreement between the Borrower and a Lender, and

                           (vi) sixth, any remaining funds shall be paid to the Borrower or as a court of competent jurisdiction shall direct.

ARTICLE 10.       THE ADMINISTRATIVE AGENT

         10.1     APPOINTMENT

                  Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

         10.2     INDIVIDUAL CAPACITY

                  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any Subsidiary, or any Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

         10.3     EXCULPATORY PROVISIONS

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.1), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that



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is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.1) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or another Credit Party and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreements, instrument or document, or (v) the satisfaction of any condition set forth in Sections 5 or 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         10.4     RELIANCE BY ADMINISTRATIVE AGENT

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel to the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         10.5     RELIANCE BY ADMINISTRATIVE AGENT

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent, provided that no such delegation shall serve as a release of the Administrative Agent or waiver by the Borrower of any rights hereunder. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         10.6     RESIGNATION; SUCCESSOR ADMINISTRATIVE AGENT

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 10.6, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the



                                     - 80 -

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right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 11.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or permitted to be taken by any of them while it was acting as Administrative Agent.

         10.7     NON-RELIANCE ON OTHER CREDIT PARTIES

                  Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Credit Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

ARTICLE 11.       OTHER PROVISIONS

         11.1     AMENDMENTS AND WAIVERS

                  (A) No failure to exercise and no delay in exercising, on the part of any Credit Party, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.


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                  (B) Notwithstanding anything to the contrary contained in any
Loan Document, with the written consent of the Required Lenders, the Administrative Agent and the appropriate parties to the Loan Documents (other than the other Credit Parties) may, from time to time, enter into written amendments, supplements or modifications thereof and, with the consent of the Required Lenders, the Administrative Agent on behalf of the other Credit Parties, may execute and deliver to any such parties a written instrument waiving or consenting to the departure from, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default and its consequences; provided, however, that no such amendment, supplement, modification, waiver or consent shall:

                           (I) increase the Revolving Commitment of any Lender, without such Lender's consent;

                           (II) unless agreed to by each Credit Party affected thereby, (1) reduce the principal amount of any Extension of Credit, or reduce the rate of interest thereon, or reduce any fees or other obligations payable under the Loan Documents, (2) extend any date (including the Revolving Loan Maturity Date or the Term Loan Maturity
         Date) fixed for the payment of any principal of or interest on any Extension of Credit, any fees, or any other obligation payable under the Loan Documents, (C) extend the expiration date of any Letter of Credit beyond the Revolving Credit Maturity Date, or (D) extend the time required for, or reduce the amount of, any scheduled mandatory reduction of the Aggregate Revolving Commitment pursuant to Section 2.3(b);

                           (III) unless agreed to by all of the Lenders, (3) increase the Aggregate Revolving Commitment (other than in accordance with Section 2.3(f)), (4) change the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, (5) change
         Section 2.7 in a manner that would alter the pro rata sharing of payments required thereby, (6) consent to any assignment or delegation by any Loan Party of any of its rights or obligations under any Loan Document, (7) release any Subsidiary Guarantor from all or substantially all its obligations hereunder, except as permitted under this Agreement, or (8) release all or substantially all of the Collateral from the Liens of the Security Documents,

                           (IV) unless agreed to by the Administrative Agent or the Issuer, amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Administrative Agent or the Issuer, respectively, under the Loan Documents.

                  Any such amendment, supplement, modification, waiver or consent shall apply equally to each Credit Party and shall be binding upon each Credit Party and each Loan Party to the applicable Loan Document, and upon all future holders of the Notes and the Reimbursement Obligations. In the case of any waiver, the Credit Parties and each Loan Party to the applicable Loan Document shall be restored to their former position and rights hereunder and under the outstanding Notes and other Loan Documents to the extent provided for in such


                                     - 82 -

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waiver, and any Default waived shall not extend to any subsequent or other
Default, or impair any right consequent thereon.

         11.2     NOTICES

                  All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, one Business Day after having been sent by overnight courier service, or when deposited in the mail, first-class postage prepaid, or, in the case of notice by facsimile, when sent to the last address (including telephone and facsimile numbers) for such party specified by such party in a written notice delivered to the Administrative Agent and the Borrower or, if no such written notice was so delivered, as follows:

                           (A) in the case of any Loan Party, to such Loan Party c/o SFX Entertainment, Inc., 650 Madison Avenue, New York, New York 10022; Attention: Howard J. Tytel, Esq., Telephone: (212) 407-9108; Facsimile (212) 753-3188;

                           (B) in the case of the Administrative Agent, to The Bank of New York, One Wall Street, Agency Function Administration, 18th Floor, New York, New York 10286; Attention: Carolyn Surles,
         Telephone: (212) 635-4695, Facsimile (212) 635-6365 or 6366 or 6367;
         with a copy to: The Bank of New York, One Wall Street, New York, New York 10286, Attention: Edward F. Ryan, Jr., Senior Vice President,
         Telephone: (212) 635-8608, Facsimile (212) 635-8593; and

                           (C) in the case of a Lender, at its address for notices set forth on Schedule 11.2;

provided, however, that any notice, request or demand by the Borrower pursuant to Sections 2.2, 2.3, 2.6 or 3.3 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by facsimile or other electronic means as fully as if originally signed.

         11.3     SURVIVAL

                  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Extensions of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder.

         11.4     EXPENSES; INDEMNITY



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                  (A) The Borrower agrees, on demand therefor and whether any
Extension of Credit is made q. to pay or reimburse the Administrative Agent and its Related Parties for all reasonable out-of-pocket expenses incurred thereby, including the reasonable fees, charges and disbursements of counsel, in connection with the development, preparation, execution, syndication and administration of, the Loan Documents (including any amendment, supplement or other modification thereto (whether or not executed or effective)), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby and r. to pay or reimburse each Credit Party for all of its costs and expenses, including reasonable fees and disbursements of counsel, incurred in connection with (1) the protection or enforcement of its rights under the Loan Documents, including any related collection proceedings and any negotiation, restructuring or "work-out", and (2) the enforcement of this Section.

                  (B) The Borrower shall, on demand therefor, indemnify each Credit Party and each of their respective Related Parties (each, an "INDEMNIFIED PERSON") against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel, incurred by or asserted against any Indemnified Person in connection with or in any way arising out of any Loan Document, any other Transaction Document or any Transaction, including as a result of s. any breach by the Borrower of the terms of any Loan Document, the use of proceeds of any Extension of Credit or any action or failure to act on the part of the Borrower, t. the consummation or proposed consummation of the Transactions or any other transactions contemplated hereby, u. any Extension of Credit or the use of the proceeds therefrom, v. any actual or alleged presence or release of Hazardous Substance on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any liability in respect of any Environmental Law related in any way to the Borrower or any of its Subsidiaries, w. any action or failure to act on the part of the Borrower or x. any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Person is a party thereto (collectively, the "INDEMNIFIED LIABILITIES"), provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnified Person.

                  (C) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any of its Affiliates under subsections (a) or (b) of this Section, each Lender severally agrees, on demand therefor, to pay to the Administrative Agent such Lender's Total Percentage of such amount (determined as of the time that the applicable unreimbursed expense or Indemnified Liability is sought).

                  (D) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnified Person for any special, indirect, consequential or punitive damages (whether accrued and whether known or suspected to exist in its favor) arising out of, in connection with, or as a result of, the Loan Documents, the transactions contemplated thereby or any Extension of Credit or the use of the proceeds thereof.

         11.5     SUCCESSORS AND ASSIGNS

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                  (A) The Loan Documents shall be binding upon and inure to the benefit of each of the parties thereto, and their respective successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Credit Party (and any such attempted assignment or transfer without such consent shall be null and void).

                  (B) Each Lender may assign all or a portion of its rights and obligations under the Loan Documents to y. any Subsidiary or Affiliate of such Lender, z. any other Lender, or aa. with the consent of the Borrower, the Administrative Agent, the Issuer (which consents shall not be unreasonably withheld or delayed and, in the case of the Borrower's consent, shall not be required during the continuance of an Event of Default), any other institution, provided that:

                           (A) each such assignment shall be of a constant, and not a varying, percentage of the assignor Lender's rights and obligations under the Loan Documents;

                           (B) except in the case of an assignment to a Lender or an Affiliate of a Lender, (1) the amount of the Revolving Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than the lesser of (x) $5,000,000, or (y) the entire remaining amount of the assigning Lender's Revolving Commitment, and (2) the amount of the Term Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than the lesser of (x) $3,000,000, or (y) the unpaid principal amount of the assigning Lender's Term Loan; and

                           (C) the assignor and such assignee shall deliver to the Administrative Agent three copies of an Assignment and Acceptance Agreement executed by each of them, along with an assignment fee in the sum of $3,500 for the account of the Administrative Agent and, if the assignee is not then a Lender, such assignee shall designate its address for notices and shall deliver to the Administrative Agent and, if such assignee is a Foreign Credit Party, the documents required by
         Section 3.7(c).

Upon receipt of such number of executed copies of each such Assignment and Acceptance Agreement together with the assignment fee therefor and the consents required to such assignment, if required, the Administrative Agent shall record the same and execute not less than two copies of such Assignment and Acceptance Agreement in the appropriate place, deliver one such copy to the assignor and one such copy to the assignee, and deliver one photocopy thereof, as executed, to the Borrower. From and after the Assignment Effective Date specified in, and as defined in, such Assignment and Acceptance Agreement, the assignee thereunder shall, unless already a Lender, become a party hereto and shall, for all purposes of the Loan Documents, be deemed a "Lender" and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under this Agreement and the other Loan Documents. The Borrower agrees that, if requested, in connection with each such assignment, it shall at its own cost and expense execute and deliver to the Administrative Agent or such assignee a Note, each payable to the order of such assignee and dated the Effective Date. The Administrative Agent shall be entitled to rely upon the representations and warranties made by the assignee under each Assignment and Acceptance Agreement.

                  (C) Each Lender may grant participations in all or any part of its rights and obligations under the Loan Documents to (i) any Subsidiary or Affiliate of such Lender, (ii) any other Lender, or (iii) any other institution reasonably acceptable to the Administrative Agent, provided that (A) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties to this Agreement and the other Loan Documents for the performance of such obligations, (C) the Borrower and the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, (D) the granting of such participation does not require that any additional loss, cost or expense be borne by the Borrower at any time, and (E) the voting rights of any holder of any participation shall be limited to decisions that in accordance with Section
11.1 require the consent of all of the Lenders.

                  (D) Subject to subsection (e) below, any Lender may at any time assign all or any portion of its rights under any Loan Document to any Federal Reserve Bank.

                  (E) Except to the extent of any assignment pursuant to subsection (b) above, no Lender shall be relieved of any of its obligations under the Loan Documents as a result of any assignment of or granting of participations in, all or any part of its rights and obligations under the Loan Documents.

         11.6     COUNTERPARTS; INTEGRATION

                  Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. Delivery of an executed counterpart of a signature page of any Loan Document by facsimile shall be effective as delivery of a manually executed counterpart of such Loan Document. The Loan Documents and any separate letter agreements between the Borrower and a Credit Party with respect to fees embody the entire agreement and understanding among the Loan Parties and the Credit Parties with respect to the subject matter thereof and supersede all prior agreements and understandings among the Loan Parties and the Credit Parties with respect to the subject matter thereof.

         11.7     SEVERABILITY

                  Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

         11.8     GOVERNING LAW

                  THE LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         11.9     JURISDICTION; SERVICE OF PROCESS

                  Each party to a Loan Document hereby irrevocably submits to the nonexclusive jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. Each party to a Loan Document hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Loan Party hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that a Credit Party may otherwise have to bring any action or proceeding relating to Loan Documents against the Borrower or its properties in the courts of any jurisdiction. Each party to a Loan Document hereby irrevocably consents to service of process in the manner provided for notices in Section 11.2. Nothing in this Agreement will affect the right of any party to a Loan Document to serve process in any other manner permitted by law.

         11.10    WAIVER OF TRIAL BY JURY

                  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         11.11    TREATMENT OF CERTAIN INFORMATION

                  Each Credit Party agrees, on behalf of itself and its Related Parties, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature, all non-public information supplied by the Borrower or any of its Subsidiaries pursuant to this Agreement which 13. is identified by such

Person as being confidential at the time the same is delivered to such Credit Party, or 14. constitutes any financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants' certification delivered hereunder ("Information"), provided, however, that nothing herein shall limit the disclosure of any such Information
a. to such of their respective Related Parties as need to know such Information; b. to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or requested by any applicable regulatory authority, c. on a confidential basis, to prospective lenders or their counsel, d. to auditors or accountants, and any analogous counterpart thereof, e. to any other Credit Party, f. in connection with any litigation to which any one or more of the Credit Parties is a party, g. to the extent such Information (1) becomes publicly available other than as a result of a breach of this agreement, (2) becomes available to any of the Credit Parties on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries, or (3) was available to the Credit Parties on a non-confidential basis prior to its disclosure to any of them by the Borrower or any of its Subsidiaries; and h. to the extent the Borrower shall have consented to such disclosure in writing.

ARTICLE 12. SUBSIDIARY GUARANTEE

         The Subsidiary Guarantors agree that, so long as any Commitment is in effect and until the principal of, and interest on, each Loan, all Reimbursement Obligations, all Fees and all other amounts payable under the Loan Documents shall have been paid in full:

         12.1     GUARANTEE

                  (A) Subject to Section 12.1(b), each Subsidiary Guarantor hereby absolutely, irrevocably and unconditionally guarantees the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Borrower Obligations. The agreements of each Subsidiary Guarantor under this Article 12 constitute a guarantee of payment, and no Credit Party shall have any obligation to enforce any Loan Document or exercise any right or remedy with respect to any collateral security thereunder by any action, including making or perfecting any claim against any Person or any collateral security for any of the Borrower Obligations prior to being entitled to the benefits of this Agreement. The Administrative Agent may, at its option, proceed against the Subsidiary Guarantors, or any one or more of them, in the first instance, to enforce the Guarantor Obligations without first proceeding against the Borrower or any other Person, and without first resorting to any other rights or remedies, as the Administrative Agent may deem advisable. In furtherance hereof, if any Credit Party is prevented by law from collecting or otherwise hindered from collecting or otherwise enforcing any Borrower Obligation in accordance with its terms, such Credit Party shall be entitled to receive hereunder from the Subsidiary Guarantors after demand therefor, the sums which would have been otherwise due had such collection or enforcement not been prevented or hindered.

                  (B) Notwithstanding anything to the contrary contained herein, the maximum aggregate amount of the obligations of each Subsidiary Guarantor hereunder shall not, as of any date of determination, exceed the lesser of (i) the greatest amount that is valid and enforceable against such Subsidiary Guarantor under principles of New York State contract law, and (ii) the greatest amount that would not render such Subsidiary Guarantor's liability hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liability (A) in respect of intercompany indebtedness to the Borrower or any affiliate or subsidiary of the Borrower, to the extent that such intercompany indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder, and (B) under any guarantee of (1) senior unsecured indebtedness, or (2) indebtedness subordinated in right of payment to any Borrower Obligation, in either case which contains a limitation as to maximum liability similar to that set forth in this Section 12.1(b) and pursuant to which the liability of such Subsidiary Guarantor hereunder is included in the liabilities taken into account in determining such maximum liability) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer
Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Subsidiary Guarantor pursuant to applicable law or any agreement providing for an equitable allocation among such Subsidiary Guarantor and other affiliates or subsidiaries of the Borrower of obligations arising under guarantees by such parties.

                  (C) Each Subsidiary Guarantor agrees that the Guarantor Obligations may at any time and from time to time exceed the maximum aggregate amount of the obligations of such Subsidiary Guarantor hereunder without impairing this Agreement or affecting the rights and remedies of any Credit Party hereunder.

         12.2     ABSOLUTE OBLIGATION

                  Subject to Section 12.5(c), no Subsidiary Guarantor shall be released from liability hereunder unless and until the Commitments have terminated and either (i) the Borrower shall have paid in full the outstanding principal balance of the Loans, together with all accrued and unpaid interest thereon, and all other amounts then due and owing under the Loan Documents, or
(ii) the Guarantor Obligations of such Subsidiary Guarantor shall have been paid in full in cash. Each Subsidiary Guarantor acknowledges and agrees that
(a) no Credit Party has made any representation or warranty to such Subsidiary Guarantor with respect to the Borrower, any of its Subsidiaries, any Loan Document, or any agreement, instrument or document executed or delivered in connection therewith, or any other matter whatsoever, and (b) such Subsidiary Guarantor shall be liable hereunder, and such liability shall not be affected or impaired, irrespective of (A) the validity or enforceability of any Loan Document, or any agreement, instrument or document executed or delivered in connection therewith, or the collectability of any of the Borrower Obligations,
(B) the preference or priority ranking with respect to any of the Borrower Obligations, (C) the existence, validity, enforceability or perfection of any security interest or collateral security under any Loan Document, or the release, exchange, substitution or loss or impairment of any such security interest or collateral security, (D) any failure, delay, neglect or omission by any Credit Party to realize upon or protect any direct or indirect collateral security, indebtedness, liability or obligation, any Loan Document, or any agreement, instrument or document executed or delivered in connection therewith, or any of the Borrower Obligations, (E) the existence or exercise of any right of set-off by any Credit Party, (F) the existence, validity or enforceability of any other guarantee with respect to any of the Borrower Obligations, the liability of any other Person in respect of any of the Borrower Obligations, or the release of any such Person or any other guarantor of any of the Borrower Obligations, (G) any act or omission of any Credit Party in connection with the administration of any Loan Document or any of the Borrower Obligations, (H) the bankruptcy, insolvency, reorganization or receivership of, or any other proceeding for the relief of debtors commenced by or against, any Person, (I) the disaffirmance or rejection, or the purported disaffirmance or purported rejection, of any of the Borrower Obligations, any Loan Document, or any agreement, instrument or document executed or delivered in connection therewith, in any bankruptcy, insolvency, reorganization or receivership, or any other proceeding for the relief of debtor, relating to any Person, (J) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of any Loan Document, or any agreement, instrument or document executed or delivered in connection therewith or any of the Borrower Obligations, or which might cause or permit to be invoked any alteration in the time, amount, manner or payment or performance of any of the Borrower's obligations and liabilities (including the Borrower Obligations), (K) the merger or consolidation of the Borrower into or with any Person, (L) the sale by the Borrower of all or any part of its assets, (M) the fact that at any time and from time to time none of the Borrower Obligations may be outstanding or owing to any Credit Party, (N) any amendment or modification of, or supplement to, any Loan Document, or (O) any other reason or circumstance which might otherwise constitute a defense available to or a discharge of the Borrower in respect of its obligations or liabilities (including the Borrower Obligations) or of such Subsidiary Guarantor in respect of any of the Guarantor Obligations (other than by the performance in full thereof).

         12.3 REPAYMENT IN BANKRUPTCY, ETC.

                  If, at any time or times subsequent to the payment of all or any part of the Borrower Obligations or the Guarantor Obligations, any Credit Party shall be required to repay any amounts previously paid by or on behalf of the Borrower or any Subsidiary Guarantor in reduction thereof by virtue of an order of any court having jurisdiction in the premises, including as a result of an adjudication that such amounts constituted preferential payments or fraudulent conveyances, the Subsidiary Guarantors unconditionally agree to pay to the Administrative Agent, within 10 days after demand, a sum in cash equal to the amount of such repayment, together with interest on such amount from the date of such repayment by such Credit Party to the date of payment to the Administrative Agent at the applicable after-maturity rate set forth in the Credit Agreement.

         12.4 ADDITIONAL SUBSIDIARY GUARANTORS

                  Upon the execution and delivery to the Administrative Agent of a Guarantee Supplement by any Person, appropriately acknowledged, such Person shall be a Subsidiary Guarantor.

         12.5 MISCELLANEOUS

                  (A) Each Subsidiary Guarantor agrees that any statement of account with respect to the Borrower Obligations from any Credit Party which binds the Borrower shall also be binding upon such Subsidiary Guarantor, and that copies of said statements of account maintained in the regular course of such Credit Party's business may be used in evidence against such Subsidiary Guarantor in order to establish its Guarantor Obligations.

                  (B) Subject to the limitations set forth in Section 12.1(b), the Guarantor Obligations shall be joint and several.

                  (C) Notwithstanding anything to the contrary contained herein, on and as of the date of any merger, consolidation, Acquisition or Disposition permitted by Section 8.3, 8.5 or 8.6, as the case may be, of the Credit Agreement, which shall result in any Subsidiary Guarantor ceasing to be a Subsidiary, such Subsidiary Guarantor shall, without the consent of any Credit Party, cease to be a Subsidiary Guarantor and shall have no further liability hereunder.

                           IN WITNESS WHEREOF, the parties hereto have caused
this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SFX ENTERTAINMENT, INC.                   WESTBURY MUSIC FAIR, L.L.C.
ARDEE FESTIVALS N.J., INC.                PACE ENTERTAINMENT CORPORATION
ARDEE PRODUCTIONS, LTD.                   PACE MUSIC GROUP, INC.
ATLANTA CONCERTS, INC.                    PACE THEATRICAL GROUP, INC.
BEACH CONCERTS, INC.                      PACE MOTOR SPORTS, INC.
BGP ACQUISITION, L.L.C.                   PACE TOURING, INC.
BROADWAY CONCERTS, INC.                   AMERICAN BROADWAY, INC.
CONN TICKETING COMPANY                    PACE VARIETY ENTERTAINMENT, INC.
CONNECTICUT AMPHITHEATER                  PACE COMMUNICATIONS, INC.
   DEVELOPMENT CORPORATION                PACE ENTERTAINMENT GP CORP.
CONNECTICUT CONCERTS INCORPORATED         PEC, INC.
CONNECTICUT PERFORMING ARTS, INC.
CONNECTICUT PERFORMING ARTS               PACE ENTERTAINMENT GROUP, LTD.
   PARTNERS                               PACE PRODUCTIONS, INC.
CONTEMPORARY GROUP ACQUISITION            PACE CONCERTS GP, INC.
   CORP.                                  OLD PCI, INC.
DEER CREEK AMPHITHEATER CONCERTS,         SM/PACE, INC.
   INC.                                   PACE BAYOU PLACE, INC.
DEER CREEK AMPHITHEATER CONCERTS,         PACE AMPHITHEATERS, INC.
   L.P.                                   PACE AMPHITHEATER MANAGEMENT,
DELSNER/SLATER ENTERPRISES LTD.              INC.
DUMB DEAL, INC.                           PACE MILTON KEYNES, INC.
EXIT 116 REVISITED, INC.                  PACE U.K. HOLDING CORPORATION
FPI CONCERTS, INC.                        CONCERTS, INC.
IN HOUSE TICKETS, INC.                    PACE CONCERTS, LTD.
IRVING PLAZA CONCERTS, INC.               PTG-FLORIDA, INC.
MURAT CENTER CONCERTS, INC.               ENTERTAINMENT PERFORMING ARTS,
MURAT CENTER CONCERTS, L.P.                  INC.
NOC, INC.                                 TOURING PRODUCTIONS, INC.
NORTHEAST TICKETING COMPANY               FESTIVAL PRODUCTIONS, INC.
POLARIS AMPHITHEATER CONCERTS, INC.       TUNEFUL COMPANY, INC.
QN CORP.                                  PAVILION PARTNERS
SFX BROADCASTING OF THE MIDWEST,          GSAC PARTNERS
   INC.                                   PACE AEP ACQUISITION, INC.
SFX CONCERTS, INC.                        BG PRESENTS, INC.
SFX NETWORK GROUP, L.L.C.                 BILL GRAHAM ENTERPRISES, INC.
SOUTHEAST TICKETING COMPANY               BILL GRAHAM PRESENTS, INC.
SUNSHINE CONCERTS, L.L.C.                 BILL GRAHAM MANAGEMENT, INC.
SUNSHINE DESIGNS, INC.                    SHORELINE AMPHITHEATRE, LTD.
SUNSHINE DESIGNS, L.P.                    FILLMORE FINGERS, INC.
SUNTEX ACQUISITION, INC.                  AKG, INC.
SUNTEX ACQUISITION, L.P.                  FILLMORE CORPORATION
                                          WOLFGANG RECORDS
                                          SHORELINE AMPHITHEATRE PARTNERS

                                                 By:   /s/ Thomas P. Benson
                                                     --------------------------
                                                 Name: Thomas P. Benson
                                                 Title: CFO

Revolving Commitment                   THE BANK OF NEW YORK,
                                       in its individual capacity, as Issuer,
$40,000,000                            and as Administrative Agent




Term Loan Amount

$57,500,000                            By:     /s/ A.D. Pray
                                           ----------------------------
                                       Name: A.D. Pray
                                       Title:    Senior Vice President

Revolving Commitment               GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                   in its individual capacity and as
$40,000,000                        Co-Documentation Agent





Term Loan Amount
                                   By:   /s/ Robert J. O'Shea
$-0-                               Name: Robert J. O'Shea
                                   Title:    Managing Director

Revolving Commitment               LEHMAN COMMERCIAL PAPER INC.,
                                   in its individual capacity and as
$40,000,000                        Co-Documentation Agent




Term Loan Amount
                                   By:   /s/ Dennis J. Dee
                                       -----------------------
$-0-                               Name: Dennis J. Dee
                                   Title:   Vice President

Revolving Commitment               BANKBOSTON, N.A.

$10,000,000




Term Loan Amount
                                   By:    /s/ Daniel M. Kortick
                                       ----------------------------
$10,000,000                        Name: Danial M. Kortick
                                   Title:   Vice President

Revolving Commitment               THE TORONTO-DOMINION BANK

$-0-




Term Loan Amount
                                   By:   /s/ David G. Parker
                                       ------------------------
$15,000,000                        Name: David G. Parker
                                   Title:   Mgr. Cr. Admin.

Revolving Commitment                  STATE STREET BANK AND TRUST
                                      COMPANY

$10,000,000




Term Loan Amount
                                      By:    /s/ Timothy R. Rubin
                                          ------------------------
$5,000,000                            Name: Timothy R. Rubin
                                      Title:    VP

Revolving Commitment                  PNC BANK, NATIONAL ASSOCIATION

$10,000,000




Term Loan Amount
                                      By:    /s/ Steven J. McGehrin
                                          -------------------------
$5,000,000                            Name:   Steven J. McGehrin
                                      Title:      Vice President

Revolving Commitment                         CREDIT AGRICOLE INDOSUEZ

$-0-




Term Loan Amount                             By:    /s/ Francois Berthelot
                                                 -------------------------
$10,000,000                                  Name: Francois Berthelot
                                             Title:   Vice President

                                             By:    /s/ P. Frankel
                                                 -------------------------
                                             Name:   P. Frankel
                                             Title:     First Vice President

Revolving Commitment            THE ING CAPITAL SENIOR SECURED HIGH
                                INCOME FUND, L.P.
$-0-                            By:  ING CAPITAL ADVISORS, INC.,
                                     as Investment Advisor





Term Loan Amount
                                By:    /s/ Kathleen A. Lenarcic
                                    -----------------------------------------
$15,000,000                     Name:   Kathleen A. Lenarcic
                                Title:     Vice President & Portfolio Manager

Revolving Commitment               ARCHIMEDES FUNDING, L.L.C.
                                   By:  ING CAPITAL ADVISORS, INC.,
$-0-                                     as Collateral Manager






Term Loan Amount
                                   By:    /s/ Kathleen A. Lenarcic
                                       -----------------------------------------
$7,500,000                         Name:   Kathleen A. Lenarcic
                                   Title:     Vice President & Portfolio Manager

Revolving Commitment              ING HIGH INCOME PRINCIPAL
                                  PRESERVATION FUND HOLDINGS, LDC
$-0-                              By:  ING CAPITAL ADVISORS, INC.,
                                       as Investment Advisor





Term Loan Amount
                                  By:     /s/ Kathleen A. Lenarcic
                                       ----------------------------------------
$15,000,000                       Name:   Kathleen A. Lenarcic
                                  Title:     Vice President & Portfolio Manager

Revolving Commitment                          OCTAGON CREDIT INVESTORS LOAN
                                              PORTFOLIO (A UNIT OF THE CHASE
$-0-                                          MANHATTAN BANK)




Term Loan Amount
                                              By:   /s/ Andrew D. Gordon
                                                  ----------------------
$10,000,000                                   Name: Andrew D. Gordon
                                              Title:    Managing Director